SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                       AMENDMENT TO APPLICATION OR REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 1, 1999

                             EQUIVEST FINANCE, INC.
             (Exact name of registrant as specified in its charter)

    Delaware                     333-29015                     59-2346270
(State or other                 (Commission                 (I.R.S. Employer
  Jurisdiction                  File Number)               Identification No.)
of incorporation)

         100 NORTHFIELD STREET
        GREENWICH, CONNECTICUT                                   06830
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code: (315) 422-9088

            The registrant hereby amends the following items, financial statements, exhibits or other portions of its current report dated April 1, 1999, on Form 8-K as set forth in the pages attached hereto:

      Item 7. Financial Statements and Exhibits

      Listed below are the financial statements, pro forma financial information and exhibits filed as part of this report:

      a.    Financial Statements of Business Acquired

            The financial statements for the Acquired Companies listed in the accompanying Index to Financial Statements and Pro Forma Financial Information are filed as part of this Report on Form 8-K/A.

      b.    Pro Forma Financial Information

            The pro forma financial information of Equivest Finance, Inc. listed in the accompanying Index to Financial Statements and Pro Forma Financial Information are filed as part of this Report on Form 8-K/A.

      c.    Exhibits

            None.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    EQUIVEST FINANCE, INC.


Date: June 8, 1999                  By: /s/
                                        ----------------------------------------
                                        Name:  Gerald L. Klaben, Jr.
                                        Title: Senior Vice President
                                               and Chief Financial Officer

                      INDEX TO FINANCIAL STATEMENTS AND
                       PRO FORMA FINANCIAL INFORMATION

      The following financial statements and pro forma financial statements are included in Item 7 of this Current Report on Form 8-K:

Avenue Plaza, LLC, Ocean City Coconut Malorie Resort, Inc., St. Augustine Resort Development Group, Inc., Capital City Suites, Inc., Bluebeard's Castle, Inc., and Castle Acquisition, Inc.

Independent Auditor's Report - Firley, Moran, Freer & Eassa, P.C.

Independent Auditor's Report - Horwath, Velez, Semprit & Co. PSC

Combined Balance Sheet as of December 31, 1998

Combined Statement of Operations for the Year Ended December 31, 1998

Combined Statement of Changes in Stockholder's and Member's Equity for the Year Ended December 31, 1998

Combined Statement of Cash Flows for the Year Ended December 31, 1998

Notes to Combined Financial Statements for the Year Ended December 31, 1998

Avenue Plaza, LLC

Report of Independent Accountants

Balance Sheets as of December 31, 1997 and 1996

Statements of Operations and Changes in Members' Equity for the Years Ended December 31, 1997 and 1996

Statements of Cash Flows for the Years Ended December 31, 1997 and 1996

Notes to Financial Statements for the Years Ended December 31, 1997 and 1996

Ocean City Coconut Malorie Resort, Inc.

Report of Independent Accountants

Balance Sheet as of December 31, 1997

Statement of Operations for the Period from August 14, 1997 (Date of Inception) through December 31, 1997

Statement of Capital Deficiency for the Period from August 14, 1997 (Date of Inception) through December 31, 1997

Statement of Cash Flows for the Period from August 14, 1997 (Date of Inception) through December 31, 1997

Notes to Financial Statements for the Period from August 14, 1997 (Date of Inception) through December 31, 1997

Equivest Finance, Inc. and Subsidiaries Pro Forma Financial Information

Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1998

Unaudited Pro Forma Condensed Combined Income Statement for the Year Ended December 31, 1998

Notes to Unaudited Pro Forma Condensed Financial Statements for the Year Ended December 31, 1998

                          INDEPENDENT AUDITOR'S REPORT

To the Member and Stockholder of
Avenue Plaza, LLC, Ocean City Coconut Malorie Resort, Inc.,
St. Augustine Resort Development Group, Inc., Capital City
Suites, Inc., Bluebeard's Castle, Inc., and Castle Acquisition, Inc. New Smyrna Beach, Florida

We have audited the accompanying combined balance sheet of Avenue Plaza, LLC, Ocean City Coconut Malorie Resort, Inc., St. Augustine Resort Development Group, Inc., Capital City Suites, Inc., Bluebeard's Castle, Inc. and Castle Acquisition, Inc., as of December 31, 1998, and the related combined statements of operations, changes in stockholder's equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of Bluebeard's Castle, Inc. or Castle Acquisition, Inc., which statements reflect total assets and revenue constituting 46% and 44%, respectively, of the related combined totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included in the combined financial statements, is based solely on the report of the other auditors.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of the other auditors provide a reasonable basis for our opinion.

The other auditors indicated in their report that they were unable to obtain written representations from management of Bluebeard's Castle, Inc. or Castle Acquisition, Inc. concerning transactions of those companies prior to July 31, 1998, which took place under substantially different management.

In our opinion, based on our audit and the report of the other auditors, except for the effects of such adjustments, if any, as might have been determined to be necessary had the written representations referred to in the preceding paragraph been furnished by management, the combined financial statements referred to above present fairly, in all material respects, the financial position of Avenue Plaza, LLC, Ocean City Coconut Malorie Resort, Inc., St. Augustine Resort Development Group, Inc., Capital City Suites, Inc., Bluebeard's Castle, Inc. and Castle Acquisition, Inc., as of December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

FIRLEY, MORAN, FREER & EASSA, P.C.

Syracuse, New York
March 31, 1999 except with respect to the report of the other auditors, as to which the date is May 17, 1999

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Bluebeard's Castle, Inc. and
Castle Acquisition, Inc.
Syracuse, New York

We have audited the accompanying combined balance sheet of Bluebeard's Castle, Inc. and Castle Acquisition, Inc. as of September 30, 1998, and the combined related statements of operations, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Companies management. Our responsibility is to express an opinion on these financial statements based on our audit.

Except as discussed in the following paragraph, we conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

We were unable to obtain written representations from the management of the Companies concerning transactions prior to the July 31, 1998 merger with Kosmas Group International, Inc. (Note 2), which took place under substantially different management.

In our opinion, except for the effects of such adjustments, if any, as might have been determined to be necessary had the written representations referred to in the preceding paragraph been furnished to us by the prior management, the combined financial statements referred to in the first paragraph present fairly, in all material respects, the combined financial position of Bluebeard's Castle, Inc. and Castle Acquisition, Inc. as of September 30, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ HORWATH VELEZ SEMPRIT & Co. PSC

San Juan, Puerto Rico
May 17, 1999

                          Combined Financial Statements

                               AVENUE PLAZA, LLC,
                           OCEAN CITY COCONUT MALORIE
                                  RESORT, INC.,
                        ST. AUGUSTINE RESORT DEVELOPMENT
                                  GROUP, INC.,
                           CAPITAL CITY SUITES, INC.,
                            BLUEBEARD'S CASTLE, INC.,
                                       AND
                            CASTLE ACQUISITION, INC.

                                December 31, 1998

Combined Financial Statements

Avenue Plaza, LLC, Ocean City Coconut Malorie Resort, Inc.,
St. Augustine Resort Development Group, Inc., Capital City
Suites, Inc., Bluebeard's Castle, Inc., and Castle Acquisition, Inc.

December 31, 1998

Combined Financial Statements

Independent Auditor's Report--Firley, Moran, Freer & Eassa, P.C............. 1
Independent Auditor's Report--Horwath, Velez, Semprit & Co. PSC............. 3
Combined Balance Sheet...................................................... 4
Combined Statement of Operations ........................................... 5
Combined Statement of Changes in Stockholder's and Member's Equity.......... 6
Combined Statement of Cash Flows............................................ 7
Notes to Combined Financial Statements...................................... 9

COMBINED BALANCE SHEET

AVENUE PLAZA, LLC, OCEAN CITY COCONUT MALORIE RESORT, INC.,
ST. AUGUSTINE RESORT DEVELOPMENT GROUP, INC., CAPITAL CITY
SUITES, INC., BLUEBEARD'S CASTLE, INC., AND CASTLE ACQUISITION, INC.

December 31, 1998

ASSETS
  Cash and cash equivalents                                      $    334,750
  Cash in escrow from timeshare interval sales                        155,819
  Receivables, net                                                 16,844,135
  Other receivables                                                   465,000
  Inventory                                                        39,258,367
  Deferred financing costs, net                                     1,273,236
  Cash--restricted                                                  2,617,557
  Accrued interest receivable                                         118,632
  Property and equipment, net                                       6,344,218
  Goodwill, net                                                    16,586,287
  Other assets                                                      1,035,773
                                                                 ------------

                                                   TOTAL ASSETS  $ 85,033,774
                                                                 ============
LIABILITIES AND STOCKHOLDER'S AND MEMBER'S EQUITY

LIABILITIES
  Bank overdraft                                                 $    545,000
  Accounts payable                                                  1,503,093
  Accrued expenses and other liabilities                            5,388,351
  Deferred revenues                                                 2,371,167
  Provision for losses on notes receivable sold with recourse         855,000
  Deferred income taxes                                             3,783,000
  Notes and mortgages payable                                      55,467,615
                                                                 ------------
                                              TOTAL LIABILITIES    69,913,226

CONTINGENCIES

STOCKHOLDER'S AND MEMBER'S EQUITY
  Common stock                                                          2,510
  Additional paid-in capital                                       15,000,500
  Stockholder's advances, net                                      (2,900,152)
  Accumulated deficit                                              (1,659,055)
  Member's equity                                                   4,676,745
                                                                 ------------
                                           STOCKHOLDER'S EQUITY    15,120,548

                     TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY  $ 85,033,774
                                                                 ============

See Notes to Combined Financial Statements.

COMBINED STATEMENT OF OPERATIONS

AVENUE PLAZA, LLC, OCEAN CITY COCONUT MALORIE RESORT, INC.,
ST. AUGUSTINE RESORT DEVELOPMENT GROUP, INC., CAPITAL CITY
SUITES, INC., BLUEBEARD'S CASTLE, INC., AND CASTLE ACQUISITION, INC.

Year ended December 31, 1998

REVENUE
  Timeshare interval sales                                       $ 20,653,094
  Resort management                                                14,584,071
  Interest                                                          2,389,915
  Other income                                                        700,476
                                                                 ------------
                                                                   38,327,556

COSTS AND EXPENSES
  Costs of timeshare intervals sold                                 3,501,094
  Sales and marketing                                              12,655,881
  Resort management                                                11,551,053
  Interest                                                          4,751,613
  Depreciation and amortization                                     2,255,723
  Provision for doubtful receivables                                2,031,160
  Provision for losses on notes receivable sold with recourse         855,000
  General and administrative                                        6,516,281
                                                                 ------------
                                                                   44,117,805
                                                                 ------------
                                 LOSS BEFORE INCOME TAX BENEFIT    (5,790,249)

INCOME TAX BENEFIT
  Currently payable                                                    44,000
  Deferred credit                                                  (1,418,000)
                                                                 ------------
                                                                   (1,374,000)
                                                                 ------------

                                                       NET LOSS  $ (4,416,249)
                                                                 ============

See Notes to Combined Financial Statements.

COMBINED STATEMENT OF CHANGES IN STOCKHOLDER'S AND MEMBER'S EQUITY

AVENUE PLAZA, LLC, OCEAN CITY COCONUT MALORIE RESORT, INC.,
ST. AUGUSTINE RESORT DEVELOPMENT GROUP, INC., CAPITAL CITY
SUITES, INC., BLUEBEARD'S CASTLE, INC., AND CASTLE ACQUISITION, INC.

Year ended December 31, 1998

                                                                                                          Member's
                                                            Additional                                     Equity
                                                             Paid-in      Stockholder's   Accumulated     (Limited
                            Common Stock  (Corporations)     Capital       /Member's        deficit       Liability
                               Shares          Amount     (Corporations)    Advances     (Corporations)    Company)        Total
                            ------------  --------------  --------------  -------------  --------------   ----------    ----------
Balances, December 31,
  1997                          1,111         $12,010                       $(761,073)    $(3,409,062)    $5,844,001    $1,685,876

Stockholder/Member
  advances, net                                                            (2,139,079)                                  (2,139,079)

Shares issued                     500             500             $500                                                       1,000

Adjustments related to
  merger of Bluebeard's
  Castle and Castle
  Acquisition, Inc.:

    Elimination of pre-
      merger accumulated
      deficit                                                                               4,999,000                    4,999,000

    Merger liabilities
      assumed by Parent                                     15,000,000                                                  15,000,000

Cancellation of Common
  Stock                           (99)        (10,000)                                                                     (10,000)

Net loss                                                                                   (3,248,993)    (1,167,256)   (4,416,249)
                             --------       ---------      -----------    -----------     -----------     ----------   -----------

Balances, December 31,
  1998                          1,512          $2,510      $15,000,500    $(2,900,152)    $(1,659,055)    $4,676,745   $15,120,548
                             ========       =========      ===========    ===========     ===========     ==========   ===========

COMBINED STATEMENT OF CASH FLOWS

AVENUE PLAZA, LLC, OCEAN CITY COCONUT MALORIE RESORT, INC.,
ST. AUGUSTINE RESORT DEVELOPMENT GROUP, INC., CAPITAL CITY
SUITES, INC., BLUEBEARD'S CASTLE, INC., AND CASTLE ACQUISITION, INC.

Year ended December 31, 1998

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                         $(4,416,249)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
      Depreciation and amortization                                  2,255,723
      Provision for doubtful receivables                             2,273,907
      Provision for losses on notes receivable sold with recourse      855,000

      Deferred income taxes                                         (1,418,000)
      Changes in assets and liabilities:
        Inventory                                                     (180,694)
        Other assets                                                  (340,480)
        Cash in escrow                                                  77,160
        Cash--restricted                                              (535,557)
        Accounts payable, accrued expenses and other liabilities       123,898
        Deferred revenues                                            1,497,643
                                                                   -----------
                            CASH PROVIDED BY OPERATING ACTIVITIES      192,351

CASH FLOWS USED IN INVESTING ACTIVITIES
  Increase in receivables, net                                      (9,044,697)
  Proceeds from sale of timeshare notes receivable                   1,650,000
  Goodwill acquired through purchase of minority members              (544,369)
  Purchase of business                                              (7,000,000)
  Purchases of property and equipment                                 (604,355)
                                                                   ------------
                                CASH USED IN INVESTING ACTIVITIES  (15,543,421)

CASH FLOWS FROM FINANCING ACTIVITIES
  Bank overdraft                                                       545,000
  Release of cash restricted for 1997 extinguishment of debt        15,514,176
  Proceeds from notes and mortgages payable                         27,461,193
  Payments on notes and mortgages payable                          (24,579,332)
  Increase in due from uncombined affiliates, net                   (5,080,159)
  Advance from related party                                           850,000
                                                                   -----------
                            CASH PROVIDED BY FINANCING ACTIVITIES   14,710,878
                                                                   -----------
                            DECREASE IN CASH AND CASH EQUIVALENTS     (640,192)
  Cash and cash equivalents at beginning of year                       974,942
                                                                   -----------

                         CASH AND CASH EQUIVALENTS AT END OF YEAR  $   334,750
                                                                   ===========

AVENUE PLAZA, LLC, OCEAN CITY COCONUT MALORIE RESORT, INC.,
ST. AUGUSTINE RESORT DEVELOPMENT GROUP, INC., CAPITAL CITY
SUITES, INC., BLUEBEARD'S CASTLE, INC., AND CASTLE ACQUISITION, INC.

Year ended December 31, 1998

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Interest paid, net of capitalized interest                      $ 4,620,274
                                                                  ===========

  Income taxes paid                                               $    20,000
                                                                  ===========

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES
    Financed purchases of hotel resort and equipment
      and vacation ownership interests held for sale              $13,068,000
                                                                  ===========

    Financed loan costs                                           $   202,410
                                                                  ===========

    Related party debt settled by surrendering timeshare notes    $ 3,650,000
                                                                  ===========

    Capital contribution for the unpaid portion of the
      purchase of business                                        $ 7,000,000
                                                                  ===========

See Notes to Combined Financial Statements.

NOTES TO COMBINED FINANCIAL STATEMENTS

AVENUE PLAZA, LLC, OCEAN CITY COCONUT MALORIE RESORT, INC.,
ST. AUGUSTINE RESORT DEVELOPMENT GROUP, INC., CAPITAL CITY
SUITES, INC., BLUEBEARD'S CASTLE, INC., AND CASTLE ACQUISITION, INC.

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation of Combined Financial Statements: The combined financial statements include the financial statements of Avenue Plaza, LLC, Ocean City Coconut Malorie Resort, Inc., St. Augustine Resort Development Group, Inc., Capital City Suites, Inc., Bluebeard's Castle, Inc. and Castle Acquisition, Inc. The Companies are related through common ownership and management by Kosmas Group International, Inc. Intercompany accounts and transactions between the combined affiliates have been eliminated.

On July 31, 1998 Kosmas Group International, Inc. (Kosmas) acquired Bluebeard's Castle, Inc. (Bluebeard) and Castle Acquisition, Inc. (Castle) whose fiscal years end September 30. The accompanying combined statements of operations and cash flows include Bluebeard's and Castle's amounts under Kosmas' ownership for the two months ended September 30, 1998; and their amounts under the predecessor's ownership for the ten months ended July 31, 1998. The accompanying combined balance sheet includes the balance sheets of Bluebeard and Castle as of September 30, 1998. Notes C and Q to the combined financial statements contain additional information concerning these acquisitions and unaudited financial information through December 31, 1998.

Companies' Activities: The Companies engage in the following principal operations: (i) acquiring, developing and operating timeshare resorts; (ii) marketing and selling timeshare intervals in its resorts, which typically entitle the buyer to use a fully-furnished unit for a one-week period on either an annual or an alternate-year basis, and (iii) providing financing for the purchase of timeshare intervals.

In 1998, St. Augustine Resort Development Group, Inc. purchased a resort and undeveloped land in St. Augustine, Florida. The property is to be used in its timeshare resort operations.

Also in 1998, Capital City Suites, Inc. (incorporated in April 1998) purchased property in Washington, D.C. Renovations required to make the property suitable for hotel operations or for sale of timeshare intervals have not been completed at December 31, 1998.

Use of Estimates: The preparation of these combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and costs and expenses during the reporting period. Actual results could differ from the Companies' estimates.

AVENUE PLAZA, LLC, OCEAN CITY COCONUT MALORIE RESORT, INC.,
ST. AUGUSTINE RESORT DEVELOPMENT GROUP, INC., CAPITAL CITY
SUITES, INC., BLUEBEARD'S CASTLE, INC., AND CASTLE ACQUISITION, INC.

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

Allowance for Doubtful Receivables: The Companies record a provision for doubtful notes receivable at the time revenue is recognized. Such provision is recorded in an amount sufficient to maintain the allowance at a level considered adequate to provide for anticipated losses resulting from customers' failure to fulfill their obligations under the terms of their notes. The allowance for doubtful notes takes into consideration both notes held by the Companies and those sold with recourse. Such allowance for doubtful notes is adjusted based upon periodic analysis of the portfolio, historical credit loss experience, and current economic factors. The allowance for uncollectible notes is reduced by actual cancellations and losses experienced, including losses related to previously sold notes receivable which were a requirement pursuant to the recourse obligations discussed herein. Recourse to the Companies on sales of notes receivable is governed by the agreements between the purchasers and the Companies.

Because of uncertainties in the estimation process, it is at least reasonably possible that management's estimate of loan losses inherent in the loan portfolio and the related allowance will change in the near term.

Inventory: Inventory is stated principally at the lower of cost, less depreciation, or market. It consists of unsold timeshare intervals available for sale, the cost of timeshare resorts under construction and land for future timeshare resort development. Upon a sale of a timeshare interval, inventory is charged to cost of sales using the specific cost allocated to the interval less depreciation previously recorded. Timeshare intervals reacquired through repossession are placed into inventory at a lower of their original historical cost basis or market value. Timeshare intervals received in trade in are placed in inventory at the lower of their specific cost, net of depreciation, or market value.

With the exception of the Bluebeard and Castle properties, the Companies record depreciation of timeshare intervals available for hotel use. They are depreciated using the straight line method over the estimated useful lives of the respective assets which range from 7 to 39 years. Following the accounting policy of its predecessor owner prior to August 1, 1998, no depreciation is charged for timeshare hoteling at Bluebeard and Castle.

Financing Costs: Loan origination fees and other costs associated with acquisition loans and hypothecation of installments receivable are deferred and amortized over the various terms of the corresponding loans using the straight-line method, which approximates the effective interest method.

AVENUE PLAZA, LLC, OCEAN CITY COCONUT MALORIE RESORT, INC.,
ST. AUGUSTINE RESORT DEVELOPMENT GROUP, INC., CAPITAL CITY
SUITES, INC., BLUEBEARD'S CASTLE, INC., AND CASTLE ACQUISITION, INC.

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

Property and Equipment: Property and equipment is carried at cost, less accumulated depreciation. Depreciation and amortization of property and equipment is provided using accelerated and straight-line methods for financial statement purposes and accelerated methods for tax reporting purposes based on the estimated useful lives ranging from 5 to 7 years for office furniture and equipment, telephone equipment and computer equipment, 31.5 years for leasehold improvements and 20 to 39 years for hotel resort property.

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Goodwill: Goodwill represents the excess of costs over net assets arising from
(1) the purchase of minority interests of Avenue Plaza, LLC in 1997 and 1998; and (2) the purchase of Bluebeard and Castle on July 31, 1998. The goodwill reflects the use of push down accounting which is required under these circumstances. It is being amortized using the straight line method over 8 years and 15 years applied to original goodwill amounts of $6,467,117 and $11,286,000, respectively.

Timeshare Interval Sales: Timeshare interval sales are made in exchange for cash and mortgage notes receivable which are secured by a deed for trust on the timeshare interval sold. The Companies recognize the sale of an interval under the accrual method. Revenues are recognized after a binding sales contract has been executed, a 10% minimum down payment has been received, and the statutory rescission period has expired. If all criteria are met except that construction is not substantially complete, revenues are recognized on the percentage-of-completion basis. Under this method, the portion of revenues applicable to costs incurred, as compared to total estimated acquisition, construction and direct selling costs, is recognized in the period of sale. The remaining revenue is deferred and recognized as the remaining costs are incurred. Sales commissions and direct marketing costs relating to the sales accounted for under the percentage-of-completion method are deferred until the associated revenues are recorded.

Resort Management: Revenues from resort management primarily consist of (1) fees received for management services provided to several homeowners associations,
(2) revenues from renting unoccupied units on a hotel basis, (3) revenues from restaurant operations, and (4) revenues from renting commercial facilities and restaurant facilities under concession agreements.

Interest Income: The Companies recognize interest income on its outstanding notes receivable when earned using the interest method. The interest method recognizes income at a constant rate of interest when applied to principal outstanding.

AVENUE PLAZA, LLC, OCEAN CITY COCONUT MALORIE RESORT, INC.,
ST. AUGUSTINE RESORT DEVELOPMENT GROUP, INC., CAPITAL CITY
SUITES, INC., BLUEBEARD'S CASTLE, INC., AND CASTLE ACQUISITION, INC.

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

Revenue Recognition--Vacation Packages: Vacation package certificates are sold to customers who have up to eighteen months to exercise the certificate, at which time the certificate expires. All revenues, and direct costs incurred relating to the sale of vacation package certificates, are deferred until either the vacation is taken or the eighteen-month period has expired and the Company is no longer contractually obligated to fulfill the vacation. These certificates give the purchaser a week of stay at the issuing resort and one week to exchange with another resort.

Advertising: All costs associated with advertising and promoting the sale of timeshare intervals are expended in the year incurred. Advertising expense was approximately $216,000 for the year.

Income Taxes: The accounting policies and organizational structure for income tax purposes follow:

      o Taxable entities--Bluebeard and Castle are taxable entities under U.S. Virgin Islands tax law which is similar to the Untied States Internal Revenue Code. These Companies account for income taxes under Statement of Financial Accounting Standards No. 109 "Accounting for Income taxes" (SFAS 109). SFAS 109 is an asset and liability approach to accounting for deferred income taxes. This requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Companies' financial statements or tax returns. In estimating future tax consequences the Companies generally consider expected future events other than enactments of changes in tax laws or rates. A valuation allowance is established as a reduction of deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

      o Nontaxed Entities--Avenue Plaza, LLC is a one member limited liability company and the remaining companies are qualified S corporations. As such, their taxable income or loss is reported in the tax returns of the entity owners who are responsible for any tax liability or, within certain limitations, benefit from use of taxable losses.

AVENUE PLAZA, LLC, OCEAN CITY COCONUT MALORIE RESORT, INC.,
ST. AUGUSTINE RESORT DEVELOPMENT GROUP, INC., CAPITAL CITY
SUITES, INC., BLUEBEARD'S CASTLE, INC., AND CASTLE ACQUISITION, INC.

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

Income Taxes--Nontaxed Entities--Continued: Certain timing differences and adjustments for income tax purposes are reflected at the owners' level, including the election of the installment method of reporting certain sales, recognition of deferred income and expenses relating to the issuance and use of vacation certificates, recognition of the allowance for receivable losses for financial statement purposes, and certain related party transactions with cash basis taxpayers whereby recognition for tax purposes will occur when payment occurs in a subsequent period. Additionally, there are differences between book and tax depreciation.

NOTE B--CONCENTRATIONS OF RISK

Credit Risk: The Companies are exposed to on-balance sheet risk related to its notes receivable. The Companies are exposed to off-balance sheet credit risk related to loans sold under recourse provisions.

The Companies offer financing to the buyers of timeshare intervals at the Companies' resorts. These buyers make a down payment of at least 10 percent of the purchase price and deliver a promissory note to the Companies for the balance. The promissory notes generally bear interest at a fixed rate, are payable over periods up to seven years, and are secured by a first mortgage on the timeshare interval. The Companies perform credit evaluations on prospective debtors.

If a buyer of a timeshare interval defaults, the Companies generally must foreclose on the timeshare interval and attempt to resell it; the associated marketing, selling, and administrative costs from the original sale are not recovered; and such costs must be incurred again to resell the timeshare interval. Although the Companies in many cases may have recourse against a timeshare interval buyer for the unpaid price, certain states have laws, which limit the Companies ability to recover personal judgments against customers who have defaulted on their loans. Accordingly, the Companies have generally not pursued this remedy.

Interest Rate Risk: The Companies historically derive net interest income from financing activities because the interest rates they charge customers who finance the purchase of their timeshare intervals exceed the interest rates the Companies pay to lenders. Because the Companies' indebtedness bears interest at variable rates and the Companies' customer receivables bear interest at fixed rates, increases in interest rates will erode the spread in interest rates that the Companies historically obtain and could cause the rate on the Companies' borrowings to exceed the rate at which the Companies provide financing to customers. The Companies do not engage in interest rate hedging transactions. Therefore, any increase in interest rates, particularly if sustained, could have a material adverse effect on the Companies' results of operations, cash flows, and financial position.

AVENUE PLAZA, LLC, OCEAN CITY COCONUT MALORIE RESORT, INC.,
ST. AUGUSTINE RESORT DEVELOPMENT GROUP, INC., CAPITAL CITY
SUITES, INC., BLUEBEARD'S CASTLE, INC., AND CASTLE ACQUISITION, INC.

NOTE B--CONCENTRATIONS OF RISK--Continued

Availability of Funding Sources: The Companies fund substantially all of the notes receivable, timeshare inventory and resort purchases with borrowings through financing facilities and internally generated funds. These borrowings are in turn repaid with the proceeds received by the Companies from repayments of customer notes receivable. To the extent that the Companies are not successful in maintaining or replacing existing financing, they would have to curtail their operations or sell assets, thereby having a material adverse effect on the Companies' results of operations, cash flows, and financial condition.

Cash: The Companies maintain cash balances at various financial institutions in several states with balances in excess of $100,000. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation up to $100,000 per institution.

NOTE C--BUSINESS ACQUISITIONS

On July 31, 1998, Kosmas Group International, Inc. acquired the common stock of Bluebeard and Castle from Castle Holding LLC (CH) for $14,000,000. Kosmas paid $7,000,000 in cash and issued a $7,000,000 note to CH. Additionally, Bluebeard and Castle indebtedness to CH of $3,000,000 was paid by the transfer with recourse of timeshare notes receivable in that amount.

Concurrent with this transaction, the parties settled Castle's purchase of the Elysian and Bluebeard Beach properties from a third party. Kosmas assumed an $8,000,000 obligation to that party which has been accounted for as a capital contribution in these financial statements.

The Kosmas acquisition was accounted for as a purchase and these financial statements reflect "push-down" accounting principles to adjust the net assets of Bluebeard and Castle to show the cost of Kosmas' investment. In doing so, the assets and liabilities were adjusted to their estimated fair values based on independent appraisals, evaluations, estimates and other studies. The Companies assumed the obligation with respect to the $7,000,000 cash payment. However, the unpaid portion of the purchase price to seller was assumed by Kosmas, and was accounted as a capital contribution. As a result of purchase accounting, the Companies also eliminated the accumulated deficit as of the acquisition date.

AVENUE PLAZA, LLC, OCEAN CITY COCONUT MALORIE RESORT, INC.,
ST. AUGUSTINE RESORT DEVELOPMENT GROUP, INC., CAPITAL CITY
SUITES, INC., BLUEBEARD'S CASTLE, INC., AND CASTLE ACQUISITION, INC.

NOTE C--BUSINESS ACQUISITIONS--Continued

As a result of using the purchase method of accounting, cost of sales, depreciation and amortization since the date of the purchase are based on the pushed down values. Accordingly, the accompanying financial statements of the Companies are not comparable with prior periods in certain significant respects since these financial statements report results of operations and cash flows on two separate accounting bases. See Note Q, for unaudited proforma results of operations assuming the merger had occurred as of the beginning of their fiscal years.

The effect of the purchase on the Companies' balance sheet was as follows:

  Push down adjustments:
  Increase in:
    Interval ownership interests                                  $10,704,000
    Property and equipment                                          1,602,000
  Elimination of pre-merger accumulated deficit                    (4,999,000)
  Provision for deferred tax liability                             (4,603,000)
  Change in outstanding common stock                                   10,000
                                                                  -----------
                                                                    2,714,000
  Excess of costs over net assets acquired                         11,286,000
                                                                  -----------

  Total                                                           $14,000,000
                                                                  ===========

NOTE D--INSTALLMENTS RECEIVABLE ON TIMESHARE INTERVAL
      SALES AND VACATION PACKAGES

Installments receivable are primarily the result of timeshare interval sales. The terms of the notes vary from one to nine years with an average interest rate of 18%. The notes are collateralized by mortgages on the units sold and are due in monthly installments including interest.

  Principal balance of timeshare notes outstanding and
    installment receivables on vacation packages sold             $19,418,381
  Less allowance for doubtful receivables                          (2,574,246)
                                                                  -----------
                                                                  $16,844,135
                                                                  ===========

AVENUE PLAZA, LLC, OCEAN CITY COCONUT MALORIE RESORT, INC.,
ST. AUGUSTINE RESORT DEVELOPMENT GROUP, INC., CAPITAL CITY
SUITES, INC., BLUEBEARD'S CASTLE, INC., AND CASTLE ACQUISITION, INC.

NOTE D--INSTALLMENTS RECEIVABLE ON TIMESHARE INTERVAL
      SALES AND VACATION PACKAGES--Continued

The activity in the allowance for doubtful receivables for the year ended December 31, 1998 follows:

  Balance at beginning of year                                   $  1,629,000
  Provision for doubtful receivables                                2,273,907
  Charge-offs and recoveries, net                                  (1,328,661)
                                                                 ------------

  Balance at end of year                                         $  2,574,246
                                                                 ============
NOTE E--INVENTORY

Inventory consists of the following:

  Timeshare intervals available for sale                         $ 28,516,360
  Construction in progress                                          3,227,000
  Land for future development                                       9,541,567
                                                                 ------------
                                                                   41,284,927
  Less accumulated depreciation                                    (2,026,560)
                                                                 ------------

                                                                 $ 39,258,367
                                                                 ============
NOTE F--PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

  The cost of timeshare supporting facilities including
  land, swimming pools, restaurant and concession space,
  facilities and equipment, maintenance and administrative
  areas and related equipment                                    $  6,846,274

  Less accumulated depreciation                                      (502,056)
                                                                 ------------

                                                                 $  6,344,218
                                                                 ============

AVENUE PLAZA, LLC, OCEAN CITY COCONUT MALORIE RESORT, INC.,
ST. AUGUSTINE RESORT DEVELOPMENT GROUP, INC., CAPITAL CITY
SUITES, INC., BLUEBEARD'S CASTLE, INC., AND CASTLE ACQUISITION, INC.

NOTE G--NOTES AND MORTGAGES PAYABLE

Notes and mortgages payable consist of the following at December 31, 1998:

   Mortgage, acquisition and development notes payable:
     $30,000,000 financing facility with Credit Suisse First
     Boston Mortgage Capital, LLC; due December 2000,
     payable as time-share intervals are sold; minimum
     annual principal payment of $1,550,000; interest
     payable monthly at LIBOR plus 3% (8.06% at December 31,
     1998)                                                        $17,440,000

     $17,000,000 financing facility with Credit Suisse First
     Boston Mortgage Capital, LLC; due August 2001;
     principal payable as time-share intervals are sold;
     minimum annual principal payment of $1,690,000;
     interest payable at a LIBOR plus 3% (11.50% at
     September 30, 1998); $2,082,000 held by bank as an
     escrow deposit                                                17,000,000

     $5,500,000 financing facility with Resort Funding,
     Inc.; due December 2001; payable as timeshare intervals
     are sold; interest payable monthly at prime plus 2.5%
     (10.25% at December 31, 1998)                                  5,345,200

     $2,400,000 financing facility with Resort Funding,
     Inc.; due March 2000; payable as timeshare intervals
     are sold; interest payable monthly at prime plus 3%
     (10.75% at December 31, 1998)                                  1,097,500

     Mortgage payable to Credit Suisse First Boston Mortgage
     Capital, LLC, entire principal balance due January
     2000; interest payable monthly at 14% (prime plus 2%
     after March 1999)                                              3,000,000

     Other                                                            950,250

   Hypothecation notes payable:
     $15,000,000 receivable financing facility with Finova
     Capital Corporation; due March 2004; interest payable
     monthly at prime plus 2.5% (10.25% at December 31, 1998)       9,510,613

     $22,000,000 receivable financing facility with Resort
     Funding, Inc.; due October 2001; interest payable
     monthly at prime plus 2% but in no event less than
     10.5%                                                            394,335

     $7,500,000 receivable financing facility with Resort
     Funding, Inc.; due October 2001; interest payable
     monthly at prime plus 2% but in no event less than
     10.75%                                                           662,660

   Other installment loans; payable in variable monthly
   installments; collateralized by personal property                   67,057
                                                                  -----------
                                                                  $55,467,615
                                                                  ===========

AVENUE PLAZA, LLC, OCEAN CITY COCONUT MALORIE RESORT, INC.,
ST. AUGUSTINE RESORT DEVELOPMENT GROUP, INC., CAPITAL CITY
SUITES, INC., BLUEBEARD'S CASTLE, INC., AND CASTLE ACQUISITION, INC.

NOTE G--NOTES AND MORTGAGES PAYABLE--Continued

The mortgage, acquisition and development notes payable are collateralized by all personal and real property including inventory and receivables. The notes are guaranteed by Kosmas Group International, Inc. and personally guaranteed by its stockholders.

The hypothecation note payable to Finova is collateralized by all personal and real property including inventory and receivables. The hypothecation notes payable to Resort Funding, Inc. are collateralized by eligible installment receivables on timeshare interval sales and are guaranteed by Kosmas Group International, Inc. and its stockholders. The notes are payable in monthly installments based on the collections from the collateralized receivables.

Estimated maturities on the notes and mortgages payable are as follows:

  Year ending December 31,
             1999                                                 $ 9,964,165
             2000                                                  22,432,438
             2001                                                  22,366,350
             2002                                                      42,002
             2003                                                         -0-
             Thereafter                                               662,660
                                                                  -----------

                                                                  $55,467,615
                                                                  ===========

Interest expense during the year on all indebtedness, net of $334,834 interest capitalized, amounted to $4,655,613.

The loan agreements contain restrictive covenants which vary among the agreements. These covenants include, but are not limited to, limited distributions to the stockholder, limited payment of fees to any affiliate, maintenance of defined minimum net worth, frequency and minimum amounts of advances on eligible collateral, limitations on general and administrative expenses, certain nonmonetary restrictive covenants, minimum cash and cash equivalent balance requirements, minimum annual net sales of timeshare intervals, and limitations on total indebtedness.

The borrowers have not been in compliance with certain of these covenants; nevertheless, the lenders have not demanded payment. As described in Note N, Equivest Finance, Inc. purchased the companies in March 1999 and either assumed or signed separate agreements with the borrowers. The terms are the same or similar to those described above except that the $3,000,000 mortgage previously due June 1999 is now due January 15, 2000 and bears interest at prime plus 2%; and Kosmas and its stockholders were released from their guarantees.

AVENUE PLAZA, LLC, OCEAN CITY COCONUT MALORIE RESORT, INC.,
ST. AUGUSTINE RESORT DEVELOPMENT GROUP, INC., CAPITAL CITY
SUITES, INC., BLUEBEARD'S CASTLE, INC., AND CASTLE ACQUISITION, INC.

NOTE H--RELATED-PARTY TRANSACTIONS

Related-party transactions for the year consist of transactions with entities owned by Kosmas Group International, Inc. (the Affiliated Entities) and certain stockholders of Kosmas as follows:

                                                                   Amount due
                                                                 (to) from at
                                                      Expenses    December 31,
                                                      incurred        1998
                                                      ---------   -----------
   The Avenue Plaza operation has a referral
   agreement with an affiliated entity at a
   specified dollar cost per referral                 $ 580,393            --

   At December 31, 1998, there were outstanding
   demand notes owed to stockholders of Kosmas;
   with interest at 8% per annum; the balance
   includes accrued interest of $373,333                 75,760   $(1,325,330)

   A stockholder of Kosmas is to be paid 2% of net
   sales of timeshare intervals for overseeing
   local operations as stated in the articles of
   organization at Avenue Plaza; in addition, the
   two resident project managers and the overall
   project manager, (each stockholders of Kosmas),
   are to be paid 2% and 3% each, respectively, of
   the net timeshare interval sales; included in
   the amount due at December 31, 1998, is
   interest of $14,777                                  638,315      (374,314)

   The attorney that provides legal services with
   regard to the sales of timeshare intervals is a
   stockholder of Kosmas; the expenses incurred
   included associated closing costs on vacation
   ownership interests sales                             22,500            --
                                                      ---------    ----------
                                          Subtotals   1,316,968    (1,699,644)

AVENUE PLAZA, LLC, OCEAN CITY COCONUT MALORIE RESORT, INC.,
ST. AUGUSTINE RESORT DEVELOPMENT GROUP, INC., CAPITAL CITY
SUITES, INC., BLUEBEARD'S CASTLE, INC., AND CASTLE ACQUISITION, INC.

NOTE H--RELATED-PARTY TRANSACTIONS--Continued

                                                                   Amount due
                                                                 (to) from at
                                                    Expenses      December 31,
                                                    incurred          1998
                                                   ----------     -----------
   Balances brought forward                        $1,316,968     $(1,699,644)

   Prepayment of management fees by a company
   which is owned by a stockholder of Kosmas               --          70,640

   Prepayments to an affiliated entity for
   back office agreements. The Companies have
   administrative service agreements with an
   affiliated entity; the entity provides
   services including contract processing,
   collections, administrative and accounting         807,836         544,619

   The Companies received advances from
   several affiliates; these advances are
   non-interest bearing and have no stated
   repayment terms                                         --      (3,210,729)

   D and J Marketing, a corporation owned by
   a stockholder of Kosmas, provides
   marketing services for Avenue Plaza                123,659              --

   Ocean City Coconut Malorie is a party to a
   verbal marketing agreement with an
   affiliated entity to provide tours of
   vacation ownership interests                       134,900              --

   The Companies advanced funds to affiliated
   entities of Kosmas; these advances are
   non-interest bearing and have no stated
   repayment terms                                         --       9,593,643
                                                   ----------     -----------
                                                   $2,383,363     $ 5,298,529
                                                   ==========     ===========

Additionally during the year indebtedness to an affiliate was settled by transfer with recourse of timeshare notes of $3,650,000. Also, an affiliate retained $342,000 of bank loan proceeds to settle advances and payments made on behalf of the Companies.

AVENUE PLAZA, LLC, OCEAN CITY COCONUT MALORIE RESORT, INC.,
ST. AUGUSTINE RESORT DEVELOPMENT GROUP, INC., CAPITAL CITY
SUITES, INC., BLUEBEARD'S CASTLE, INC., AND CASTLE ACQUISITION, INC.

NOTE I--CONTINGENCIES

Avenue Plaza has an obligation to provide timeshare use to approximately 920 "right to use owners" which it assumed from prior developers. The prior developers of Avenue Plaza leased intervals, in which the lessee was never deeded title to the property. The majority of the leases began in 1984 and are for terms of thirty years. Avenue Plaza will not offer these right to use or lease timeshare intervals for sale. Upon expiration and/or cancellation of such right to use or lease timeshare intervals, Avenue Plaza intends to sell these unit weeks in fee simple ownership. Avenue Plaza has encouraged these owners to convert to full ownership interest status by offering them conversion privileges.

Certain of the Companies are contingently liable for the outstanding balance of timeshare notes sold with recourse. The outstanding balance is approximately $8,530,000 of which $6,730,000 is being serviced by those Companies. The accompanying balance sheet includes a reserve for losses of $855,000; net of $221,000 of debtors' funds held in escrow.

Bluebeard is a defendant in several separate civil actions brought by former employees and an employee of an independent contractor. The actions with disclosed amounts claim aggregate damages of $600,000 while one claim is for an undisclosed amount. Subsequently one claim was settled for $195,000, of which $165,000 was paid by Bluebeard. At the date of these financial statements, the Companies have recorded a provision of $365,000 to cover the estimated losses on these cases.

On March 11, 1999, the Cowpet Beach Resort Condominium Owners Association, the association of homeowners at the condominium where the Elysian Hotel is located (the Association), issued, through their legal counsel, a letter disputing the conversion of the units owned by Castle into timeshare intervals. The Association is disputing the legality of Castle to sell its units in timeshare intervals. Both Castle and the Association are seeking an amicable solution to this matter; however, the outcome of this matter cannot be determined at the present time. In the event that Castle is prevented from selling the existing units in timeshare intervals, the value of Castle's inventory at this property, of $7,000,000 at September 30, 1998, may change. Such value represents the estimated fair value of the inventory at July 31, 1998, date of the Kosmas transaction, more fully disclosed in Note C. However, fair value was predicated on the potential sales of said inventory through a timeshare operation.

AVENUE PLAZA, LLC, OCEAN CITY COCONUT MALORIE RESORT, INC.,
ST. AUGUSTINE RESORT DEVELOPMENT GROUP, INC., CAPITAL CITY
SUITES, INC., BLUEBEARD'S CASTLE, INC., AND CASTLE ACQUISITION, INC.

NOTE J--OPERATING LEASES

Avenue Plaza leases a parking garage under a noncancellable lease agreement expiring August 31, 2048. The monthly lease payment inclusive of applicable taxes during the year is $3,729. The monthly lease payment shall be adjusted by the average percentage of the change in the Consumer Price Index on January 1, 2000 and every five years thereafter.

As a marketing effort for timeshare interval sales, Avenue Plaza leases various locations in downtown New Orleans. Lease periods range from three months to five years. Monthly lease payments range from $700 to $10,000.

At December 31, 1998, the future minimum lease payments due under those leases with a term greater than one year are as follows:

  Year ending December 31,
             1999                                                      $87,494
             2000                                                       53,144
             2001                                                       48,944
             2002                                                       44,744
             2003                                                       44,744

Rent expense under all operating leases totalled $341,885 for the year.

NOTE K--PENSION PLAN

The Companies are required to contribute $0.20 per hour, per union employee to a multiemployer pension plan maintained by the labor union. Actuarial present values of the plan are not separately determinable; therefore, they are not presented. Pension expense charged to operations was approximately $25,000 in 1998. As required by the Employee Retirement Income Security Act (ERISA), in case the Companies' employees stop participating in the union's pension plan, the Companies may be liable for their proportional share of any actuarially determined unfunded liability at the time of separation.

AVENUE PLAZA, LLC, OCEAN CITY COCONUT MALORIE RESORT, INC.,
ST. AUGUSTINE RESORT DEVELOPMENT GROUP, INC., CAPITAL CITY
SUITES, INC., BLUEBEARD'S CASTLE, INC., AND CASTLE ACQUISITION, INC.

NOTE L--MANAGEMENT OF THE ASSOCIATION AND DEVELOPER SUBSIDY

Avenue Plaza, LLC, as developer of the Avenue Plaza condominiums, established a managing entity, the Avenue Plaza Owners Association, Inc., a Louisiana nonprofit corporation.

All unit week owners automatically become members of the Association which is governed by a Board of Directors appointed by the Company to govern the Association until Avenue Plaza has sold at least eight-five percent of the unit weeks. Thereafter, the Board of the Association is elected by the members of the Association. The Association has entered into a management agreement with Plaza Management Company, Inc., a Louisiana corporation. The management company is owned by stockholders of Kosmas. The initial contract is for three years and is automatically renewable for consecutive one-year periods depending upon certain conditions.

Each unit week owner is required to remit an annual maintenance fee to the Association as set forth in an estimated annual operating budget. Any unit remaining unsold will not be fully liable for the payment of the common expenses normally accruing to a unit week until Avenue Plaza has sold at least eight-five percent of the units included in the condominium property. During this period, Avenue Plaza assumes responsibility for payment of the deficiency, if any, in the amount of funds available to meet actual operating expenses.

NOTE M--FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash and cash equivalents, other receivables, amounts due from or to uncombined affiliates, and accounts payable and accrued expenses approximates fair value due to the relatively short term nature of the financial instruments. The carrying value of the notes receivable approximates fair value because the weighted average interest rate on the portfolio of notes receivable approximates current interest rates to be received on similar current notes receivable. The carrying amount reported on the balance sheet of notes payable approximates their fair value because the interest rates on these instruments are adjustable or approximate current interest rates charged on similar current borrowings.

NOTE N--SUBSEQUENT EVENTS

On March 26, 1999, Kosmas Group International sold the Companies to Equivest Finance, Inc. for $4 million in cash and assumption of notes payable and certain other liabilities.

AVENUE PLAZA, LLC, OCEAN CITY COCONUT MALORIE RESORT, INC.,
ST. AUGUSTINE RESORT DEVELOPMENT GROUP, INC., CAPITAL CITY
SUITES, INC., BLUEBEARD'S CASTLE, INC., AND CASTLE ACQUISITION, INC.

NOTE O--RESTRICTED CASH

In addition to the escrow deposit of $2,082,000 at Credit Suisse First Boston Mortgage Capital, LLC, at December 31, 1998, $467,804 of cash was pledged as collateral on a promissory note of an uncombined entity, The Club La Pension, Inc. In March 1999 the cash pledged as collateral was released back to the Companies. Also, $67,753 of cash is restricted in its use for construction advances on property being developed in Washington, D.C.

NOTE P--INCOME AND OTHER TAXES

The combined income tax benefit included in the accompanying statement of operations consists of the following:

  Current provision assuming no operating loss carryforwards      $   377,000
  Benefit from the use of available operating loss carryforwards     (333,000)
  Deferred credit                                                  (1,418,000)
                                                                  -----------

                                                                  $(1,374,000)
                                                                  ===========

The provision for income taxes is different than amounts computed by applying the statutory rate (37.4%) to income before income taxes for the following reasons:

  Income tax benefit at statutory rates                           $(1,385,000)
  Reduction of valuation allowance                                   (255,000)
  Amortization of goodwill and other permanent differences             91,000
  Other                                                               175,000
                                                                  -----------
  Income tax benefit                                              $(1,374,000)
                                                                  ===========

AVENUE PLAZA, LLC, OCEAN CITY COCONUT MALORIE RESORT, INC.,
ST. AUGUSTINE RESORT DEVELOPMENT GROUP, INC., CAPITAL CITY
SUITES, INC., BLUEBEARD'S CASTLE, INC., AND CASTLE ACQUISITION, INC.

NOTE P--INCOME AND OTHER TAXES--continued

Net deferred tax liability included in the accompanying balance sheet is comprised of the following:

  Deferred tax assets:
    Income deferred for financial statement purposes              $   120,000
    Allowance for doubtful accounts                                   524,000
    Income collected in advance                                       185,000
    Net operating loss carryforwards                                  250,000
    Other                                                              93,000
                                                                  -----------
                                                                    1,172,000
    Less allowance for operating loss carryforwards                  (250,000)
                                                                  -----------
                                                                      922,000
                                                                  -----------
  Deferred tax liabilities:
    Installment sale receivables                                      102,000
    Difference in bases of assets, as a result of using
      the push down method of accounting                            4,603,000
                                                                  -----------
    Deferred tax liabilities                                        4,705,000
                                                                  -----------

  Net deferred tax liability                                      $ 3,783,000
                                                                  ===========

The Companies have net operating loss carryforwards of approximately $675,000, expiring 2017. However, because the use of those losses was significantly limited by the July 31, 1998 change of ownership, a valuation allowance has been provided for the resulting deferred tax asset.

Bluebeard has an Industrial Development Certificate from the U.S. Virgin Islands. The certificate grants tax exemptions and subsidies to its hotel operations, but excluding real estate operations, for 90% of income taxes and custom duties, and 100% of property, gross receipts and excise taxes. The certificate expires March 15, 2000. There were no income tax benefits from this certificate in fiscal 1998.

AVENUE PLAZA, LLC, OCEAN CITY COCONUT MALORIE RESORT, INC.,
ST. AUGUSTINE RESORT DEVELOPMENT GROUP, INC., CAPITAL CITY
SUITES, INC., BLUEBEARD'S CASTLE, INC., AND CASTLE ACQUISITION, INC.

NOTE Q--UNAUDITED OTHER FINANCIAL INFORMATION

Pro Forma Combined Condensed Summary of Operations: The following unaudited pro forma combined condensed summary of operations for the year assumes the purchase of Bluebeard and Castle, and resulting push down accounting treatment, occurred as of the beginning of their fiscal years:

  Revenue                                                         $38,042,566
                                                                  ===========
  Loss before income tax benefit                                  $(6,438,249)
                                                                  ===========
  Net loss                                                        $(5,172,249)
                                                                  ===========

The pro forma information is not indicative of the results of operations of the Companies had the purchase occurred at the beginning of the year. It assumes that the same price would have been paid at an earlier time and reflects only the direct effects of the push down accounting, interest expense, and income tax adjustments. The pro forma amounts are not intended to be indicative of the results of future operations.

Other Financial Information of Bluebeard and Castle: The accompanying combined financial statements include Bluebeard and Castle as of and for their fiscal year ended September 30, 1998. The following unaudited combined information of those companies as of and for the three months ended December 31, 1998 is presented in comparison to the amounts included in the audited combined financial statements:

  Condensed balance sheets (000's omitted):

                                                  December 31,   September 30,
                                                      1998           1998
                                                  -----------    ------------
                                                  (Unaudited)
  Assets:
    Notes and other receivables, net                 $ 3,952        $ 3,406
    Inventory                                         19,596         20,049
    Goodwill, net                                     10,975         11,163
    Property and equipment, net                        5,083          5,061
    Other                                              2,983          3,317
                                                     -------        -------
    Total assets                                     $42,589        $42,996
                                                     =======        =======

AVENUE PLAZA, LLC, OCEAN CITY COCONUT MALORIE RESORT, INC.,
ST. AUGUSTINE RESORT DEVELOPMENT GROUP, INC., CAPITAL CITY
SUITES, INC., BLUEBEARD'S CASTLE, INC., AND CASTLE ACQUISITION, INC.

NOTE Q--UNAUDITED OTHER FINANCIAL INFORMATION--Continued

                                                  December 31,   September 30,
                                                      1998           1998
                                                  -----------    ------------
                                                   (Unaudited)
  Liabilities:
    Notes and mortgages payable                      $18,889        $17,000
    Accounts payable, accrued expenses and
      other liabilities                                5,758          6,389
    Deferred revenue                                     681          1,323
    Deferred income taxes                              3,587          3,783
                                                     -------        -------
                                                      28,915         28,495
  Stockholder's and member's equity                   13,674         14,501
                                                     -------        -------

                                                     $42,589        $42,996
                                                     =======        =======

  Condensed statement of operations (unaudited):
                                                        Three months ended
                                                           December 31,
                                                         1998        1997
                                                         ----        ----
                                                                   (Note 1)

    Revenue                                             $6,245      $4,774
    Costs and expenses                                   7,072       5,323
                                                        ------      ------
    Loss before income tax benefit                        (827)       (549)
    Income tax benefit                                     -0-         -0-
                                                        ------      ------

    Net loss                                            $ (827)     $ (549)
                                                        ======      ======

Note 1--Amounts are prior to the acquisition by Kosmas Group International, Inc. Accordingly, they do not include any effects of this purchase.

                                Avenue Plaza LLC

                              FINANCIAL STATEMENTS

                      Years Ended December 31,1997 and 1996

                                Avenue Plaza LLC

                                    Contents

                                                                            Page

Report of Independent Accountants                                            1

Financial Statements:

Balance Sheets                                                               2

Statements of Operations and Changes in Members' Equity                      3

Statements of Cash Flows                                                     4

Notes to Financial Statements                                                6

PRICEWATERHOUSECOOPERS

                                                     Pricewaterhouse Coopers LLP
                                                                   Citrus Center
                                                                      Suite 1200
                                                            255 S. Orange Avenue
                                                                Orlando FL 32801
Report of Independent Accountants                       Telephone (407) 843-1190
                                                        Facsimile (407) 244-7601

To the Members of
    Avenue Plaza LLC

In our opinion, the accompanying balance sheets and the related statements of operations and changes in members' equity and of cash flows present fairly, in all material respects, the financial position of Avenue Plaza LLC at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/________________________________

April 2, 1998, except for Note 5,
  as to which the date is October 9, 1998

Avenue Plaza LLC

Balance Sheets

                                                              December 31,
                  Assets                                   1997          1996
                                                       -----------   -----------

Cash:

   Cash and cash equivalents .......................   $   611,640   $   867,262
   Cash in escrow from vacation ownership
   interests sales .................................       232,979       282,505
                                                       -----------   -----------
            Total cash .............................       844,619     1,149,767
                                                       -----------   -----------

Receivables:
   Hotel resort guests .............................        53,624       118,272
   Installments receivable on vacation
   ownership interests sales and vacation
   packages, net ...................................    11,119,689     9,331,790
   Related parties .................................        31,850        61,991
   Other ...........................................       693,945       423,769
                                                       -----------   -----------
            Total receivables ......................    11,899,108     9,935,822
                                                       -----------   -----------

Hotel Resort Property and Equipment and
Vacation Ownership
   Interests Held for Sale, net of accumulated
   depreciation ....................................    11,444,782    12,470,207
                                                       -----------   -----------

Other Assets:
   Restricted Cash held for the extinguishment
   of debt .........................................    15,514,176            --
   Financing costs, net ............................       618,365     1,277,142
   Goodwill, net of accumulated
   amortization of $246,781 ........................     5,675,967            --
   Inventories .....................................        69,983        66,877
   Prepaid expenses ................................       117,555       126,168
   Deposits and other, net of accumulated
   amortization of $28,258 and $22,474 for 1997
   and 1996, respectively ..........................        46,193        38,327
                                                       -----------   -----------
            Total other assets .....................    22,042,239     1,508,514

Total Assets .......................................   $46,230,748   $25,064,310
                                                       ===========   ===========

        Liabilities and Members' Equity

Liabilities:
   Notes and mortgages payable .....................   $34,391,344   $15,474,358
   Accounts payable and accrued expenses ...........       655,612       666,120
   Deferred revenues - vacation packages ...........       370,524       286,251
   Payable to related parties ......................     2,435,828     3,216,178
   Loan fees payable ...............................     3,100,000     2,421,782
                                                       -----------   -----------
            Total liabilities ......................    40,953,308    22,064,689

Commitments and Contingencies (Notes 7, 9 and 11)

Members' Equity ....................................     5,277,440     2,999,621
                                                       -----------   -----------

Total Liabilities and Members' Equity ..............   $46,230,748   $25,064,310
                                                       ===========   ===========

See accompanying notes to financial statements.

Avenue Plaza LLC

Statements of Operations and Changes in Members' Equity

                                                             Year Ended
                                                            December 31,
                                                         1997            1996
                                                    ------------    ------------
Operating Revenues:
   Vacation ownership interests .................   $  7,919,540    $  9,065,925
   Hotel resort operations ......................      5,007,265       4,548,165
   Interest income - installment notes ..........      1,789,995       1,256,245
   Vacation packages and other ..................        331,561         496,669
                                                    ------------    ------------
       Total operating revenues .................     15,048,361      15,367,004
                                                    ------------    ------------

Costs and Operating Expenses - Vacation
Ownership Interests:
   Vacation ownership interests .................        971,000       1,181,880
   Vacation packages ............................        145,424         157,821
   Other direct costs of sales - vacation
   ownership interests ..........................      1,906,452       1,917,793
   Marketing expenses ...........................      3,047,186       3,081,848
   General and administrative ...................      1,473,257       1,108,234
   Provision for doubtful accounts ..............        529,741         986,006
                                                    ------------    ------------
      Total costs and operating expenses -
      vacation ownership interests ..............      8,073,060       8,433,582
                                                    ------------    ------------

Costs and Operating Expenses - Hotel Resort:
   Cost of operations ...........................        225,447         187,763
   Payroll and related expenses .................      1,586,827       1,888,710
   Room expenses ................................         91,982          71,411
   Food expenses ................................         39,233          29,150
   General and administrative ...................        183,372         297,108
   Advertising and promotional expenses .........        106,985         111,839
   Repairs and maintenance ......................        117,986         139,019
   Utilities ....................................        219,709         240,724
   Garage .......................................          3,829          46,746
   Fixed expenses ...............................        428,771         245,055
                                                    ------------    ------------
      Total costs and operating expenses -
      hotel resort ..............................      3,004,141       3,257,525
                                                    ------------    ------------

 Other Expenses - Unallocated:
   Interest
      Hypothecation note payable ................        826,191         599,072
      Other .....................................      1,425,077       1,395,941
   Related-party management fees ................        554,368         811,358
   Depreciation and amortization ................        966,198         534,078
                                                    ------------    ------------
        Total other expenses - unallocated ......      3,771,834       3,340,449
                                                    ------------    ------------

Income Before Extraordinary Item ................        199,326         335,448

Extraordinary Item - loss on extinguishment of
debt ............................................     (3,273,182)             --
                                                    ------------    ------------

Net Income (Loss) ...............................     (3,073,856)        335,448

Members' Equity - beginning of year .............      2,999,621       2,664,173

Goodwill Resulting from Combination of
Affiliated Entities .............................      5,922,748              --

Affiliate Advances ..............................       (571,073)             --
                                                    ------------    ------------

Members' Equity - end of year ...................   $  5,277,440    $  2,999,621
                                                    ============    ============

See accompanying notes to financial statements.

Avenue Plaza LLC

Statements of Cash Flows

                                                            Year Ended
                                                            December 31,
                                                        1997           1996
                                                     -----------    -----------

Cash Flows from Operating Activities:
   Net income (loss) .............................   $(3,073,856)   $   335,448
                                                     -----------    -----------
   Adjustments to reconcile net income
   (loss) to net cash used in operating
     activities:
      Depreciation ...............................       547,775        415,503
      Amortization ...............................       418,423        118,575
      Allowance for doubtful accounts ............       (38,000)       501,430
      Extraordinary loss on extinguishment of
      debt .......................................     3,273,182             --
      Changes in operating assets and
      liabilities:
         Receivables .............................    (1,955,427)    (3,277,120)
         Related-party receivables ...............      (540,932)            --
         Other assets ............................        (8,143)    (1,331,926)
         Accounts payable and accrued expenses ...       (10,508)      (102,247)
         Deferred revenues - vacation packages ...        84,273        (59,444)
         Payable to related parties ..............      (780,350)       336,562
         Loan fees payable .......................    (1,583,125)     1,670,043
                                                     -----------    -----------
            Total adjustments ....................      (592,832)    (1,728,624)
                                                     -----------    -----------
            Net cash used in operating
            activities ...........................    (3,666,688)    (1,393,176)
                                                     -----------    -----------

Cash Flows from Investing Activities:
   Purchase of vacation ownership interests
   held for sale .................................       477,650       (501,660)
   Decrease in cash in escrow from vacation
     ownership interests sales, net ..............        49,526        332,652
                                                     -----------    -----------
        Net cash provided by (used in)
        investing activities .....................       527,176       (169,008)
                                                     -----------    -----------

Cash Flows from Financing Activities:
   Borrowings on notes and mortgages payable .....     8,067,360      6,064,202
   Repayments on notes and mortgages payable .....    (5,151,470)    (3,942,216)
   Payment for loan costs ........................       (32,000)            --
                                                     -----------    -----------
       Net cash provided by financing
       activities ................................     2,883,890      2,121,986
                                                     -----------    -----------

Net Increase (Decrease) in Cash and Cash
Equivalents ......................................      (255,622)       559,802

Cash and Cash Equivalents, beginning of year .....       867,262        307,460
                                                     -----------    -----------

Cash and Cash Equivalents, end of year ...........   $   611,640    $   867,262
                                                     ===========    ===========

See accompanying notes to financial statements.

Avenue Plaza LLC

                                                               Year Ended
                                                              December 31,
                                                           1997          1996
                                                       -----------    ----------

Supplemental Disclosure of Cash Flow Information:
     Cash paid during the year for interest,
     net of capitalized interest of $3,943 for
     the year ended December 31, 1996 .............    $ 2,154,142    $1,651,291
                                                       ===========    ==========

Noncash Financing and Investing Activities:
     Financed loan costs ..........................    $   518,748    $       --
                                                       ===========    ==========
Restricted cash acquired through financing to
     be paid to extinguish debt ...................     15,514,176            --
                                                       ===========    ==========

See accompanying notes to financial statements.

Avenue Plaza LLC

Notes to Financial Statements

Years Ended December 31, 1997 and 1996

1. Summary of Significant Accounting Policies:

      The following is a summary of the more significant accounting policies and practices of Avenue Plaza LLC which affect significant elements of the accompanying financial statements:

      Organization - Avenue Plaza LLC (the Company) was organized on January 28, 1993, under the laws of the State of Louisiana as a limited liability company.

      In accordance with the operating agreement, the term of the LLC shall continue from year to year unless terminated sooner in accordance with the terms of the agreement. Profits and losses of the LLC are allocated to members in accordance with each member's interest in the LLC. Any distributions, when authorized to be made, will be in proportion to each member's interest in the LLC. The allocations of losses does not effect the limitations on the liability of members and managers as required by Louisiana R.S. 22:1320 All "major decisions" with respect to the management of the project shall be made by favorable 2/3 majority vote. A "major decision" involves the sale, mortgage, assignment, pledge and/or transfer of all of the assets and the termination or dissolution of the LLC. Each member will have a vote in proportion to his prorata interest in the LLC. The members have designated one member to be the Manager of the LLC with the full power and authority to conduct the day-to-day affairs of the LLC. Any assignment of membership interest must be approved by all the other members of the LLC.

      Company's Activities - The Company acquired the Avenue Plaza Hotel (the Project) located in New Orleans, Louisiana, primarily to renovate, convert to, sell and manage interval ownership condominiums. The primary marketing facility and sales office is located at the Project. The Project has been established to provide for 260 units.

      Revenue and Cost Recognition - Vacation Ownership - Vacation ownership interests are sold for cash or as credit sales. Credit sales provide for a minimum down payment and monthly installments, including interest, for a period of generally seven years. Sales are included in revenues when a minimum of 10% down payment is received, a 10-day rescission period has elapsed, the installment note is not subject to future subordination, all benefits and risks of ownership have transferred to the buyer, the Company does not have substantial continued involvement with the property after the sale, and when other requirements to close the sale have been met. All funds received are held in escrow until the above requirements are met. The installment contracts and associated mortgages receivable are collateralized by a mortgage on the related unit. Until a contract qualifies as a sale, all payments received are accounted for as deposits.

Avenue Plaza LLC

Years Ended December 31, 1997 and 1996

1. Summary of Significant Accounting Policies - Continued:

      Revenue and Cost Recognition - Vacation Ownership - Continued - The acquisition cost of the Project, renovation costs incurred through December 31, 1997 and the projected cost of improvements are allocated prorata to each vacation ownership interest sold based on relative sales value. The remaining unsold portion of cost is reflected as hotel resort property and equipment and inventory of vacation ownership interests. The Project is stated at the lower of cost less depreciation or market. Depreciation is recorded during the period the Project continues to be operated as a hotel. At December 31, 1997, the Project was operating as a hotel.

      Marketing, advertising, commissions and other selling costs are expensed as incurred. Sales of the vacation ownership interests commenced in May, 1993.

      Revenue Recognition - Vacation Packages - Vacation package certificates are sold to customers who have up to eighteen months to exercise the certificate, at which time the certificate expires. All revenues, and direct costs incurred relating to the sale of vacation package certificates, are deferred until either the vacation is taken or the eighteen-month period has expired and the Developer is no longer contractually obligated to fulfill the vacation. These certificates give the purchaser a week of stay at the Avenue Plaza and one week to exchange with another resort.

      Cash and Cash Equivalents - For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments with an initial maturity of three months or less as cash equivalents.

      Cash in Escrow from Vacation Ownership Interests Sales - Funds received from vacation ownership interest purchasers held during the statutory rescission period, or until all conditions for the sales transactions to be recognized have been met, are maintained in escrow accounts.

      Installments Receivable on Vacation Ownership Interests Sales - Amounts due on installment contracts and mortgage receivables from vacation ownership interest purchasers are recorded as installment notes.

      Allowance for Doubtful Accounts - The Company provides for estimated future losses to be incurred related to uncollectible receivables.

      Property and Equipment - The unsold portion of the Project is depreciated. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred, and betterments are capitalized.

Avenue Plaza LLC

Years Ended December 31, 1997 and 1996

1. Summary of Significant Accounting Policies - Continued:

      Restricted Cash Held for the Extinguishment of Debt - At December 31, 1997, proceeds of a note payable, net of loan costs, were being held in trust on behalf of the Company. The use of the funds is restricted to the extinguishment of the acquisition and renovation note payable to Finova Capital Corporation (see Note 12).

      Financing Costs - Loan origination fees and other costs associated with the acquisition loan and hypothecation of installment notes receivable are deferred and amortized over the various terms of the corresponding loans using the effective interest method. Total loan origination fees and other costs of financing were $674,555 and $1,411,454 less amortization of $56,190 and $134,312 at December 31, 1997 and 1996, respectively.

      Goodwill - Goodwill is being amortized on a straight-line basis over an estimated useful life of eight years.

      Impairment of Long-Lived Assets - In the event that facts and circumstances indicate that the carrying amount of a long-lived asset may be impaired, an evaluation of recoverability would be performed, If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required.

      Inventories - Inventories are stated at the lower of cost (first-in, first-out) or market value. Inventory consists of hotel materials and supplies.

      Advertising Costs - All costs associated with advertising and promoting the hotel resort and the sale of vacation ownership interests are expensed in the year incurred. Advertising expense was approximately $60,263 and $76,116 for the years ended December 31, 1997 and 1996, respectively.

      Income Taxes - Avenue Plaza LLC is treated as a partnership for income tax purposes and, as such, is not taxed. Under subchapter K of the Internal Revenue Code, each member is taxed separately on their distributive share of the Partnership's income whether or not that income is actually distributed.

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Reclassifications - Certain items in the prior year financial statements have been reclassified to conform to the current year presentation.

Avenue Plaza LLC

Years Ended December 31, 1997 and 1996

2. Combination of Affiliated Entities:

      On August 29, 1997, several entities controlled by Steven P. Kosmas, Robert Paul Kosmas and Nicholas Kosmas (the Kosmas Brothers) have combined into a newly formed entity, Kosmas Group International, Inc. (the Parent) through an exchange of common stock of the affiliated entities for common stock of the Parent. The combination of the interests owned by the Kosmas Brothers was recorded in a manner similar to a pooling of interests with the combination of the other interests accounted for as the purchase of a minority interest using the purchase method. Goodwill of approximately $10,430,000 was recorded in connection with the transaction, of which approximately $5,923,000 was allocated to the Company and recorded on its books. This goodwill is being amortized over eight years using the straight-line method. The Parent has a 93% interest in the Company.

      The only adjustment to the Company's financial statements was the recording of the goodwill as of the date of the combination and the amortization expense of $246,781 from the date of combination to December 31, 1997.

3. Installments Receivable on Vacation Ownership Interests Sales and Vacation
Packages:

      Installments receivable are primarily the result of vacation ownership interests sales at the Avenue Plaza Hotel. The terms of the notes vary from one to nine years with an average interest rate of 18%. The notes are collateralized by mortgages upon the unit weeks sold and are due in monthly installments with interest computed by the simple interest method.

      The Company routinely raises working capital through the hypothecation of its installment notes receivable. The Company has an active and fundable loan servicing agreement for the hypothecation of its installment notes. Gross draws for the years ended December 31, 1997 and 1996 amounted to $3,964,357 and $6,064,202, respectively. The amount of installments receivable reported in the accompanying financial statements consists of the following:

                                                          December 31,
                                                     1997              1996
                                                 ------------      ------------

     Contracts receivable in-house .........     $    143,518      $    340,399
     Unpledged contracts receivable at
     servicing company .....................        3,144,991         2,097,767
     Hypothecated notes receivable .........        8,923,704         8,026,008
     Installments receivable - vacation
     packages ..............................          212,476           210,616
     Allowance for doubtful accounts .......       (1,305,000)       (1,343,000)
                                                 ------------      ------------
                                                 $ 11,119,689      $  9,331,790
                                                 ============      ============

Avenue Plaza LLC

Years Ended December 31, 1997 and 1996

4. Hotel Resort Property and Equipment and Vacation Ownership Interests Held for
Sale:

      The major components of property and equipment consist of the following:

                                                           December 31,
                                                       1997            1996
                                                   ------------    ------------

    Hotel resort property and equipment, net
    of units sold:
      Land .....................................   $    355,738    $    383,766
      Building, property and equipment .........      3,933,578       4,243,494
      Renovations and construction costs .......      6,933,961       7,433,713
      Furniture and equipment ..................        474,959         384,193
                                                   ------------    ------------
                                                     11,698,236      12,445,166
      Less accumulated depreciation ............     (1,355,646)     (1,125,957)
                                                   ------------    ------------
                                                     10,342,590      11,319,209
                                                   ------------    ------------

     Developer property and equipment:
      Land .....................................        196,251         179,737
      Building .................................        696,194         686,714
      Equipment ................................        558,355         524,478
                                                   ------------    ------------
                                                      1,450,800       1,390,929
      Less accumulated depreciation ............       (348,608)       (239,931)
                                                   ------------    ------------
                                                      1,102,192       1,150,998
                                                   ------------    ------------
                                                   $ 11,444,782    $ 12,470,207
                                                   ============    ============

5. Notes and Mortgages Payable:

Notes and mortgages payable consist of the following at December 31, 1997 and 1996:

                                                          December 31,
                                                    1997               1996
                                                -------------     --------------

Note payable to Louisiana State Medical
  Society Educational and Research Foundation
  with interest at 10% per annum,
  collateralized by real estate with a
  carrying value of $267,930 at December 31,
  1996; interest payable quarterly in
  advance; entire principal balance paid
  January, 1997 ...............................  $        --            247,500

Note payable to Regions Bank of Louisiana
  with interest at 8.75% per annum,
  collateralized by real estate with a
  carrying value of $266,230 at December 31,
  1997; principal and interest payments of
  $2,024 due monthly; balance due January,
  2012 ........................................      198,252                 --

Avenue Plaza LLC

Years Ended December 31, 1997 and 1996

5. Notes and Mortgages Payable - Continued:

                                                           December 31,
                                                     1997              1996
                                                -------------     --------------

Various notes payable with interest rates
  ranging from 6.9% to 16.5%, collateralized
  by various equipment and real estate;
  maturity dates vary from February 1999
  through July 2000, aggregate monthly
  payments approximate $5,500 .................    108,397            167,205

Notes payable to Finova Capital Corporation
  with interest at Citibank prime plus 2.5%
  (11% at December 31, 1997) for the
  acquisition and renovation of the Project
  not to exceed $11,160,444, collateralized
  by all personal and real property including
  inventory and accounts receivable; interest
  is due monthly and paid from collections on
  unhypothecated notes receivable serviced by
  Finova Capital Corporation; as unit weeks
  are sold, a $1,650 principal payment is
  required; a principal payment of $1,750,000
  is due February 11, 1998, and principal
  payments of $2,000,000 are required
  annually through 2001; unpaid balance is
  due in full February 2002; amounts include
  the $1,650 principal payment on each unit
  sold ........................................  9,859,528          7,791,494

Note payable to Finova Capital Corporation
  with interest due monthly at Citibank prime
  plus 2.5% (11% at December 31, 1997) for a
  $15,000,000 hypothecation loan,
  collateralized by all personal and real
  property including inventory and accounts
  receivable; the interest is payable monthly
  until maturity at March 2004 ................  8,192,244          7,268,159

Note payable to Credit Suisse First Boston
  Mortgage Capital LLC with interest at the
  British LIBOR rate plus 3.0% (8.7% at
  December 31, 1997), collateralized by all
  personal and real property including
  inventory and accounts receivable; maximum
  available loan amount of $19,000,000;
  interest is due monthly; as unit weeks are
  sold at $2,500 principal payment is
  required; minimum aggregate principal
  payments of $1,550,000 are required
  annually; unpaid balance is due in full
  December 2000; amounts include the $2,500
  principal payment in each unit sold;
  guaranteed by the Parent .................... 16,032,923                 --
                                               -----------        -----------
                                               $34,391,344        $15,474,358
                                               ===========        ===========

Avenue Plaza LLC

Years Ended December 31, 1997 and 1996

5. Notes and Mortgages Payable - Continued:

      Estimated maturities on the notes and mortgages payable are as follows:

      Year Ending December 31,
            1998                                $ 6,058,282
            1999                                  6,240,047
            2000                                 17,452,466
            2001                                  2,366,707
            2002                                  2,120,029
            Thereafter                              153,813
                                                -----------
                                                $34,391,344
                                                ===========

      Interest paid during the years ended December 31, 1997 and 1996 on these obligations amounted to $1,996,583 and $1,644,435, respectively.

      Notes payable to Finova Capital Corporation contain additional loan covenants requiring the following:

            (a) Maximum annualized marketing cost of 50% of net sales of vacation ownership interests.

            (b) Maximum annualized general and administrative expenses of 12% of aggregate net revenues of both net sales of vacation ownership interests and revenues from hotel resort operations.

            (c) Minimum tangible net worth of $1,800,000.

            (d) Minimum cash or cash equivalent assets of $250,000.

            (e) The hotel and vacation ownership operations are to be managed by professional management companies with written agreements.

            (f) Minimum annual net sales of vacation ownership interests of $9,000,000 in 1998.

            (g) Balance of acquisition/renovation loan and hypothecation loan may not exceed $26 million in total.

      The Company was in violation of certain of the covenants and has received the appropriate waivers for the year ended December 31, 1997.

Avenue Plaza LLC

Years Ended December 31, 1997 and 1996

5. Notes and Mortgages Payable - Continued:

      As partial consideration for Finova Capital Corporation's commitments, the Company is to pay, in addition to all the basic interest, other charges and fees due under the notes, $1,700,000 described as noncontingent additional interest. For the year ended December 31, 1996, the entire amount has been included in the accompanying balance sheet under the caption "loan fees payable". This noncontingent additional interest was paid in January, 1997.

      Additionally, at the end of the project, the Company will pay an additional amount based upon twenty-five percent of all cash flows, after distributions to members of the Company to assist them with paying the Federal and state income tax liabilities arising from taxable income of the Company allocated to them. As of December 31, 1997 and 1996, $870,484 and $721,782 was accrued in "loan fees payable", respectively, in accordance with the terms of this agreement. This loan fee was paid in January, 1998 with the refinancing of this debt with Credit Suisse First Boston Mortgage Capital LLC (see Note 12).

6. Related-Party Transactions:

      Related-party transactions for the years ended December 31, 1997 and 1996 consist of transactions between entities owned by the Parent (the Affiliated Entities) and certain stockholders of the Parent as follows:

                                                             Amount Due at               Amount Due at
                                                Expenses     December 31,   Expenses     December 31,
                                                Incurred         1997       Incurred         1996
                                               -----------   -----------    --------     --------------
The Company paid tour expenses for an
  affiliated entity during 1997 and 1996 ....  $   81,389     $       --    $       --   $      413

The Company has a referral agreement
  with an affiliated entity at a
  specified dollar cost per referral ........     905,314             --     1,508,620      140,713

At December 31, 1997 and 1996, there
  were outstanding loans owed to
  stockholders of the Parent; they are
  demand notes with an 8% rate of
  interest; includes accrued interest of
  $334,205 and $271,174, respectively .......      94,746      1,380,202       199,796    2,372,171

Avenue Plaza LLC

Years Ended December 31, 1997 and 1996

6. Related-Party Transactions - Continued:

                                                             Amount Due at              Amount Due at
                                                Expenses     December 31,   Expenses    December 31,
                                                Incurred        1997        Incurred        1996
                                               -----------   ------------  ----------   --------------

The Company has a demand note
  payable to a stockholder of
  the Parent with an 8% rate
  of interest ...............................        7,671        280,000         --               --

A stockholder of the Parent is to
  be paid 2% of net sales of
  vacation ownership interests for
  overseeing local operations as
  stated in the articles of
  organization; in addition, the
  resident project manager and the
  overall project manager, both
  stockholders of the Parent, are
  to be paid 2% and 3% each,
  respectively, of the net vacation
  ownership interest sales;
  included in the amount due at
  December 31, 1997 and 1996, is
  interest of $3,565 and
  $90,255, respectively .....................     554,368        114,366     901,613          702,881

The attorney that provides
  legal services with regard
  to the sale of vacation
  ownership interests is a
  stockholder of the Parent of
  the Company; the expenses
  incurred included associated
  closing costs an vacation
  ownership interests sales .................     352,636             --     507,655               --

The Company pays a management fee
  in the amount of 1.5% of gross
  revenues for overseeing the hotel
  operations to a company which is
  owned by a stockholder of the
  Parent ....................................     160,000         80,000     194,000               --

Avenue Plaza LLC

Years Ended December 31, 1997 and 1996

6. Related-Party Transactions - Continued:

                                                             Amount Due at              Amount Due at
                                                Expenses     December 31,   Expenses    December 31,
                                                Incurred        1997        Incurred        1996
                                               -----------   ------------  ----------   --------------
The Company has an administrative
  service agreement with an
  affiliated entity; the entity
  provides services including
  contract processing, collections,
  administrative and accounting .............     316,728         92,074     271,978              --

The Company has received advances
  from several affiliated entities;
  these advances are non-interest
  bearing and have no stated
  repayment terms ...........................          --        489,186          --              --

D and J Marketing, a corporation
  owned by a stockholder of the
  Parent, provides marketing
  services for the Company ..................       4,826             --      14,774               --
                                                ---------      ---------   ---------      -----------
                                                2,477,678      2,435,828   3,598,436      $ 3,216,178
                                                =========      =========   =========      ===========

Avenue Plaza LLC

Years Ended December 31, 1997 and 1996

6 Related-Party Transactions - Continued:

                                                            Amount Receivable At
                                                               December 31,
                                                             1997         1996
                                                           --------     --------

   The Company has entered into a verbal
     marketing agreement with an affiliated
     entity to provide tours of vacation
     ownership interests .............................     $134,741     $  6,566

   At December 31, 1996, there were amounts
      due from stockholders of the Parent ............       16,000       16,000

   Overpayment for marketing services rendered
      by D and J Marketing, a corporation
      owned by a stockholder of the Parent ...........       31,851       17,179

   Prepayment to an affiliated entity for back
      office agreement ...............................           --       12,246

   The Company has advanced monies to
      affiliated entities of the Parent; these
      advances are non-interest bearing and
      have no stated repayment terms .................      420,331       10,000
                                                           --------     --------

                                                           $602,923     $ 61,991
                                                           ========     ========

7. Contingent Liabilities:

      Upon acquisition of the Project, the Company acquired, by assignment, the liability to approximately 1,600 already existing "right to use owners" from prior developers. The prior developers of the Project sold interval leases, in which the purchaser was never a deeded owner. The majority of the leases began in 1984 and are for terms of thirty years. The Company will not offer these right to use or lease vacation ownership interests for sale. Upon expiration and/or cancellation of such right to use or lease vacation ownership interests, the Company intends to sell these unit weeks in fee simple ownership. Approximately 900 right to use owners existed at December 31, 1997. The Company has encouraged these owners to convert to vacation ownership interest unit week owners by offering them conversion privileges.

Avenue Plaza LLC

Years Ended December 31, 1997 and 1996

8. Concentration of Credit Risk:

      The more significant concentrations of credit risk are as follows:

      Demand and Time Deposits - The Company has demand and time deposits with three banks located in Louisiana and two banks in Florida in the amount of $884,225 and $1,079,999 at December 31, 1997 and 1996, respectively.

      Escrow Funds - The Company has escrowed funds deposited with an escrow agent in the amount of $226,324 and $250,980 at December 31, 1997 and 1996, respectively.

      The Company has no policy requiring collateral to support its deposits, although all demand and time deposits with banks are federally insured up to $100,000 under Federal Depository Insurance protection.

9. Operating Leases:

      The Company leases a parking garage under a noncancelable lease agreement expiring August 31, 2048., The monthly lease payment inclusive of applicable taxes during the period was $3,729. The monthly lease payment shall be adjusted by the average percentage of the change in the Consumer Price Index on January 1, 2000 and every five years thereafter.

      As a marketing effort for vacation ownership interests sales, the Company leases various locations in downtown New Orleans. Lease periods range from three months to five years. Monthly lease payments range from $750 to $10,000.

      At December 31, 1997, the future minimum lease payments due under those leases with a term greater than one year are as follows:

      Year Ending December 31,
           1998                                                      $107,844
           1999                                                        87,494
           2000                                                        53,144
           2001                                                        48,944
           2002                                                        44,744
                                                                     --------
                                                                     $342,170
                                                                     ========

      Rent expense under all operating leases totaled $271,069 for the period.

Avenue Plaza LLC

Years Ended December 31, 1997 and 1996

10. Management of the Association and Developer Subsidy:

      The Company, as developer of the Avenue Plaza condominiums, established a managing entity, the Avenue Plaza Owners Association, Inc., a Louisiana nonprofit corporation.

      All unit week owners automatically become members of the Association which is governed by a Board of Directors appointed by the Company to govern the Association until the Company has sold at least eight-five percent of the unit weeks. Thereafter, the Board of the Association is elected by the members of the Association. The Association has entered into a management agreement with Plaza Management Company, Inc., a Louisiana corporation. The management company is owned by members of the Company. The initial contract is for three years and is automatically renewable for consecutive one-year periods depending upon certain conditions.

      Each unit week owner is required to remit an annual maintenance fee to the Association as set forth in an estimated annual operating budget. Any unit remaining unsold will not be fully liable for the payment of the common expenses normally accruing to a unit week until the Company has sold at least eight-five percent of the units included in the condominium property. During this period, the Company assumes responsibility for payment of the deficiency, if any, in the amount of funds available to meet actual operating expenses.

11. Commitments:

      The Company operates a professional spa at the Project. The Company entered into a contract with a corporation which would provide the personal services of a professional spa manager and consultant. The minimum monthly base fee for these services is $2,500. In addition to the base fee, a 10% royalty is also paid for any products sold at the spa's retail price. These products include nutritional supplements, clothing and other products which reflect the name or logo of the professional spa manager/consultant. The agreement term is for six years, ending May 31, 2000. Additional options to extend the agreement are available.

Avenue Plaza LLC

Years Ended December 31, 1997 and 1996

12. Extraordinary Item:

      In December, 1997, the Company entered into a note payable with Credit Suisse First Boston Mortgage Capital LLC. At December 31, 1997, the proceeds of the note payable, net of loan costs, were being held in trust on behalf of the Company. The use of the funds is restricted to the extinguishment of the acquisition and renovation debt to Finova Capital Corporation and related costs.

      In January, 1998, the Company extinguished its acquisition and renovation debt and related liabilities to Finova Capital Corporation for a fee of $3,100,000 including amounts owed for cash flow participation.

      An extraordinary loss of $3,273,182 was incurred as a result of the early extinguishment of the debt owed to Finova Capital Corporation and has been recognized in the accompanying statements of operations and changes in members' equity for the year ended December 31, 1997.

                     Ocean City Coconut Malorie Resort, Inc.

                              FINANCIAL STATEMENTS

               For the Period August 14, 1997 (Date of Inception)

                            through December 31, 1997

                     Ocean City Coconut Malorie Resort, Inc.

                                    Contents

                                                                            Page
                                                                            ----

Report of Independent Accountants                                             1

Financial Statements:

      Balance Sheet                                                           2

      Statement of Operations                                                 3

      Statement of Capital Deficiency                                         4

      Statement of Cash Flows                                                 5

      Notes to Financial Statements                                           6

                                                      PricewaterhouseCoopers LLP
                                                      Citrus Center
                                                      Suite 1200
                                                      255 S. Orange Avenue
                                                      Orlando FL 32801
                                                      Telephone (407) 843-1190
Report of Independent Accountants                     Facsimile (407) 244-7601

To the Stockholder of
Ocean City Coconut Malorie Resort, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of capital deficiency and of cash flows present fairly, in all material respects, the financial position of Ocean City Coconut Malorie Resort, Inc. at December 31, 1997, and the results of its operations and its cash flows for the period August 17, 1997 (date of inception) through December 31, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/
---------------------------------
April 2, 1998, except for Note 3,
 as to which the date is May 18, 1998

Ocean City Coconut Malorie Resort, Inc.

Balance Sheet

December 31, 1997

                                     Assets

Cash and Cash Equivalents                                                      $    44,302
                                                                               -----------
Hotel Resort Guests' Receivables, net                                               19,032
                                                                               -----------
Hotel Resort Property and Equipment, net of accumulated depreciation             5,691,614

Other Assets:
      Financing costs, net                                                          93,647
      Inventories                                                                   17,954
      Prepaid expenses                                                              64,295
                                                                               -----------
                  Total other assets                                               175,896
                                                                               -----------

Total Assets                                                                    $5,930 844
                                                                               ===========
                       Liabilities and Capital Deficiency

Liabilities:
      Notes and mortgages payable                                              $ 6,055,000
      Accounts payable and accrued expenses                                        148,180
      Payable to affiliates                                                        139,238
                                                                               -----------
                  Total liabilities                                              6,342,418
                                                                               -----------
Capital Deficiency:
      Common stock, without par value, 5,000 shares authorized, 1,000 shares
        issued and outstanding                                                          --
      Affiliate advances                                                          (190,000)
      Accumulated deficit                                                         (221,574)
                                                                               -----------
                  Total capital deficiency                                        (411,574)
                                                                               -----------

Total Liabilities and Capital Deficiency                                       $ 5,930,844
                                                                               ===========

See accompanying notes to financial statements.

Ocean City Coconut Malorie Resort, Inc.

Statement of Operations

For the Period from August 14, 1997 (Date of Inception) through December 31,
1997

Operating Revenues:
  Hotel resort operations                                             $ 150,888
                                                                      ---------
      Total operating revenues                                          150,888
                                                                      ---------
Costs and Operating Expenses:
      Cost of operations                                                 91,974
      Payroll and related expenses                                       20,909
      Room expenses                                                       2,111
      Other expenses                                                      4,514
      General and administrative                                         25,434
      Advertising and promotional expenses                                2,526
      Repairs and maintenance                                               809
      Utilities                                                           4,892
      Fixed expenses                                                     60,261
      Depreciation and amortization                                      37,770
                                                                      ---------
            Total costs and operating expenses                          251,200
                                                                      ---------

Loss From Operations                                                   (100,312)
                                                                      ---------
Other Income (Expense):
      Interest income                                                       748
      Interest expense                                                 (122,010)
                                                                      ---------
            Total other income (expense)                               (121,262)
                                                                      ---------

Net Loss                                                              $(221,574)
                                                                      =========

See accompanying notes to financial statements.

Ocean City Coconut Malorie Resort, Inc.

Statement of Capital Deficiency

For the Period from August 14, 1997 (Date of Inception) through December 31,
1997

                                Common          Accumulated      Affiliate
                                 Stock            Deficit         Advances          Total
                             -------------    -------------    -------------    -------------
Balance, August 14, 1997
   (Date of Inception)       $          --    $          --    $          --    $          --

Issuance of 1,000 shares
      of common stock                1,000                                              1,000

Subscription receivable
      for 1,000 shares              (1,000)                         (190,000)        (191,000)

Net loss                                --         (221,574)              --         (221,574)
                             -------------    -------------    -------------    -------------
Balance, December 31, 1997   $          --    $    (221,574)   $    (190,000)   $    (411,574)
                             =============    =============    =============    =============

See accompanying notes to financial statements.

Ocean City Coconut Malorie Resort, Inc.

Statement of Cash Flows

For the Period from August 14, 1997 (Date of Inception) through December 31,
1997

Cash Flows from Operating Activities:
   Net loss                                                                             $  (221,574)
                                                                                        -----------
   Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation                                                                           31,603
      Amortization                                                                            6,167
      Changes in operating assets and liabilities:
         Hotel resort guests receivables                                                    (18,922)
         Inventories                                                                         (5,009)
         Prepaid expenses                                                                    14,487
         Accounts payable and accrued expenses                                              148,180
                                                                                        -----------
            Total adjustments                                                               176,506
                                                                                        -----------
            Net cash used in operating activities                                           (45,068)
                                                                                        -----------
Cash Flows from Investing Activities:
   Purchases of hotel resort property and equipment                                         (17,632)
   Receivables from affiliates                                                             (190,000)
                                                                                        -----------
            Net cash used in investing activities                                          (207,632)
                                                                                        -----------
Cash Flows from Financing Activities:
   Financing costs                                                                           (5,000)
   Payable to affiliates                                                                     39,238
   Borrowings on notes and mortgages receivable                                             262,764
                                                                                        -----------
            Net cash provided by financing activities                                       297,002
                                                                                        -----------

Net Increase in Cash and Cash Equivalents                                                    44,302

Cash and Cash Equivalents, beginning of period                                                   --

Cash and Cash Equivalents, end of period                                                $    44,302
                                                                                        ===========
Supplemental Disclosure of Cash Flow Information:
   Cash paid during the year for interest                                               $    61,008
                                                                                        ===========
Supplemental Disclosure of Noncash Investing and Financing Activities:
   Deposit on purchase of hotel resort property and equipment with advance
     from affiliate                                                                     $   100,000
                                                                                        ===========
Purchase of hotel resort property and equipment ($5,705,585), hotel guest receivables
      ($110), inventory ($12,945) and prepaid expenses ($78,782) and other assets
      with notes and mortgage payable                                                   $ 5,797,422
                                                                                        ===========

Financing costs incurred with notes and mortgages payable                               $    94,814
                                                                                        ===========

See accompanying notes to financial statements.

Ocean City Coconut Malorie Resort, Inc.

Notes to Financial Statements

For the Period From August 14, 1997 (Date of Inception) through December 31,
1997

1.    Summary of Significant Accounting Policies:

      The following is a summary of the more significant accounting policies and practices of Ocean City Coconut Malorie Resort, Inc. which affect significant elements of the accompanying financial statements:

      Organization - Ocean City Coconut Malorie Resort, Inc. (the Company) was organized on August 14, 1997 under the laws of the State of Maryland. The Company is a wholly-owned subsidiary of Kosmas Group International, Inc. (the Parent).

      Company's Activities - The Company acquired The Coconut Malorie Hotel (the Project) located in Ocean City, Maryland primarily to renovate, convert to, sell and manage interval ownership condominiums. The primary marketing facility and sales office is located at the Project. The Project has been established to provide for 85 units. At December 31, 1997, the Project was still being operated as a hotel.

      Revenue and Cost Recognition - Vacation Ownership - Vacation ownership interests will be sold for cash or as credit sales. Credit sales require a minimum down payment and monthly installments, including interest, for a period of generally seven years. Sales will be included in revenues when a minimum of 10% down payment is received, a 10-day rescission period has elapsed, the installment note is not subject to future subordination, all benefits and risks of ownership have transferred to the buyer, the Company does not have substantial continued involvement with the property after the sale, and when other requirements to close the sale have been met. All funds received will be held in escrow until the above requirements are met. The installment contracts and associated mortgages receivable are collateralized by a mortgage on the related unit. Until a contract qualifies as a sale, all payments received will be accounted for as deposits. There were no deposits at December 31, 1997.

      The acquisition cost of the Project, renovation costs incurred, and the project costs of improvements will be allocated pro-rata to each vacation ownership interest sold based on relative sales value. The remaining unsold portion of cost is reflected as hotel resort property and equipment and inventory of vacation ownership interests. The Project is stated at the lower of cost less depreciation or market. Depreciation is recorded during the period the Project continues to be operated as a hotel. At December 31, 1997, the Project was operating solely as a hotel.

      Marketing, advertising, commissions and other selling costs of the vacation ownership interest will be expensed as incurred. Sales of the vacation ownership interests will commence in 1998.

      Cash and Cash Equivalents - For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments with an initial maturity of three months or less as cash equivalents.

Ocean City Coconut Malorie Resort, Inc.

For the Period from August 14, 1997 (Date of Inception) through December 31.
1997

1.    Summary of Significant Accounting Policies - Continued:

      Property and Equipment - As disclosed in "Revenue and Cost Recognition - Vacation Ownership" above, the unsold portion of the Project is depreciated. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred, and betterments and renewals are capitalized.

      Financing Costs - Loan origination fees and other costs associated with the notes and mortgages payable are deferred and amortized over the various terms of the corresponding loans using the straight-line method. Total loan origination fees and other costs of financing were $99,814 less amortization of $6,167 at December 31, 1997.

      Inventories - Inventories are stated at the lower of cost (first-in, first-out) or market value. Inventory consists of hotel materials and supplies.

      Income Taxes - Ocean City Coconut Malorie Resort, Inc. is a Qualified Subchapter S Subsidiary of Kosmas Group International, Inc. Under the provisions of the Internal Revenue Code, the income of the Company is taxed to the stockholders of the Qualified Subchapter S parent, Kosmas Group International, Inc.; therefore, no provision for income taxes is included in the financial statements.

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.    Hotel Resort Property and Equipment:

      The major components of hotel resort property and equipment consist of the following:

            Land                                  $    700,000
            Building, property and
              equipment                              4,905,585
            Building improvements                       15,750
            Furniture and equipment                    101,882
                                                  ------------
                                                     5,723,217
            Less accumulated
              depreciation                             (31,603)
                                                  ------------
                                                  $  5,691,614
                                                  ============

Ocean City Coconut Malorie Resort, Inc.

For the Period from August 14, 1997 (Date of Inception) through December 31, l997

3.    Notes and Mortgages Payable:

      Notes and mortgages payable consist of the following at December 31, 1997

      Mortgage payable for the acquisition of the Project
        with interest at prime plus 2.5% (11 % at December
        31, 1997) but no less than 10.5% per annum, payable
        monthly; as unit weeks are sold, per unit week
        principal payments of $1,800 to $2,000 are required;
        as of December 31, 1997, no unit weeks have been
        sold; the note is personally guaranteed by
        stockholders of the Parent and the Parent and is
        collateralized by real estate (with a carrying value
        of $5,691,614), fixtures and other improvements; the
        entire unpaid principal balance plus all accrued and
        unpaid interest is payable in full on October 24,
        2001                                                       $5,500,000

      Note payable to a corporation with no interest due,
        payable in full on January 15, 1998                            55,000

      Mortgage payable to individual with interest at 10%
        per annum, payable monthly; principal payments of
        $250,000 are payable annually on October 24, 1998
        and 1999; collateralized by a second mortgage on
        real estate (with a carrying value of $5,691,614)             500,000

      Note payable with interest at prime plus 2% (10.5% at
        December 31, 1997) but no less than 9.5% per annum,
        payable monthly for a $22,000,000 revolving
        hypothecation loan collateralized by eligible
        installment receivables on vacation ownership
        interest sale, personally guaranteed by stockholders
        of the Parent and the Parent; interest and principal
        paid monthly with collections on the collateralized
        receivables; outstanding principal and interest due
        48 months from last advance taken; last advance
        cannot be taken any later than October 24, 2001                    --
                                                                   ----------
                                                                   $6,055,000
                                                                   ==========

Ocean City Coconut Malorie Resort, Inc.

For the Period from August 14, 1997 (Date of Inception) through December 31,
1997

3.    Notes and Mortgages Payable - Continued:

      Estimated maturities on notes and mortgages payable are as follows:

            Year Ending December 31,
                  1998                          $ 1,007,000
                  1999                            2,373,000
                  2000                            2,412,000
                  2001                              263,000
                                                -----------

                                                $ 6,055,000
                                                ===========

      Notes and mortgage payable contain various nonfinancial loan covenants, the most restrictive of which is filing of annual audited financial statements. The covenants were waived by the lender.

4.    Related-Party Transactions:

      Related-party transactions for the year ended December 31, 1997 consist of transactions between other entities owned by the Parent (the Affiliated Entities) as follows:
                                                                      Amount
                                              Amount Due at       Receivable at
                                               December 31,        December 31,
                                                   1997                1997
                                              -------------       -------------
      The Company borrowed funds from
        and advanced funds to affiliated
        entities; the advances are
        non-interest bearing and have no
        specific repayment terms                 $139,238            $190,000
                                                 ========            ========

5.    Concentration of Credit Risk:

      The more significant concentrations of credit risk are as follows:

      Demand and Time Deposits - The Company has demand and time deposits with three banks located in Maryland and one bank in Florida with bank balances in the amount of $60,287 at December 31, 1997.

      The Company has no policy requiring collateral to support its deposits, although all demand and time deposits with banks are federally insured up to $100,000 under Federal Depository Insurance protection.

                     EQUIVEST FINANCE, INC. and SUBSIDIARIES
           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

       See Accompanying Notes To Condensed Combined Financial Statements.

                     EQUIVEST FINANCE, INC. and SUBSIDIARIES
           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Equivest Finance, Inc. ("Equivest") purchased six timeshare vacation resorts and one resort development site from Kosmas Group International, Inc. on March 26, 1999 (collectively, "KGI properties"). Equivest will pay $4 million in cash, less certain adjustments, 490,000 shares of Equivest Common Stock and will assume approximately $72 million of notes payable and certain other liabilities. Equivest is borrowing the funds from its existing credit facilities to pay the cash portion of the purchase price.

Also, as previously reported in Form 8-K filed on September 1, 1998, Equivest purchased Eastern Resorts Corporation ("Eastern") on August 28, 1998 for $15 million in cash and 3,200,000 shares of common stock. Eastern owns 100% of Eastern Resorts Company, LLC. The financial results of Eastern are included in Equivest's historical results as of December 31, 1998 from the purchase date. The financial results referred to represent the activities of Eastern Resorts Company, LLC and its wholly owned subsidiary Long Wharf Marina, Inc. Equivest borrowed most of the funds to pay the cash portion of the purchase price.

The unaudited pro forma combined balance sheet as of December 31, 1998 presents the historical consolidated balance sheets of Equivest, Eastern, and KGI properties. The purchase accounting adjustments, as described in the related notes and below, are calculated as if the Eastern and Kosmas acquisitions had been effective December 31, 1998.

The unaudited pro forma combined statement of income for the twelve months ended December 31, 1998 present the consolidated results of operations of Equivest, Eastern, and KGI properties. The purchase accounting and other pro forma adjustments, as described in the related notes and below, are calculated as if the Eastern and KGI properties acquisitions had been effective as of the beginning of such period. The pro forma adjustments are based upon currently available information and certain assumptions that Equivest's management believes are reasonable under current circumstances.

The unaudited pro forma combined financial statements are based on historical financial statements of Equivest, Eastern, and KGI properties and should be read in conjunction with their respective financial statements and notes. The pro forma data is not necessarily indicative of the results of operations or financial condition of Equivest had these transactions occurred

       See Accompanying Notes To Condensed Combined Financial Statements.

                     EQUIVEST FINANCE, INC. and SUBSIDIARIES
           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

on the dates indicated, nor the results of future operations. Equivest anticipates cost savings and additional benefits as a result of certain of the transactions contemplated in the pro forma financial statements. Such benefits and any other changes that might have resulted from management of the combined companies have not been included as adjustments to the pro forma condensed financial statements.

The unaudited pro forma combined financial statements will change due to certain changes in the purchase accounting adjustments included in the pro forma once all valuations of assets and liabilities are final.

       See Accompanying Notes To Condensed Combined Financial Statements.

                     EQUIVEST FINANCE, INC. and SUBSIDIARIES
           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                     EQUIVEST FINANCE, INC. and SUBSIDIARIES
              Unaudited Pro Forma Condensed Combined Balance Sheet
                                December 31, 1998
                (Amounts in Thousands Except for Per Share Data)

                                                    Historical  Historical                                 Pro
                                                      Equivest    Kosmas                                  forma             Pro
                                                      Finance,   Resorts     Interco        Consol.       Acquis.          forma
ASSETS                                                  Inc.    Properties    Elim.        Balances        Adj.           total
                                                     ---------  ----------  ---------      ---------    ---------       ---------
Cash                                                 $   3,487  $     335   $      --       $   3,822    $      --       $   3,822

Total receivables, net                                 142,326     17,309      (7,500) a)     152,135           --         152,135

Investment in real estate joint venture                  2,971         --          --           2,971           --           2,971

Inventory                                               10,361     39,258          --          49,619       15,376 c)       64,995

Deferred financing costs, net                            3,756      1,273          --           5,029       (1,273) b)       3,756

Cash - restricted                                        1,422      2,774          --           4,196           --           4,196

Accrued interest receivable                                971         --          --             971           --             971

Property & equipment                                     3,048      6,344          --           9,392           --           9,392

Goodwill, net                                           27,247     16,586          --          43,833      (16,586) b)      27,247

Stock registration costs                                 1,480         --          --           1,480           --           1,480

Other Assets                                               315      1,154          --           1,469           --           1,469

                                                     ---------  ---------   ---------       ---------    ---------       ---------
         Total Assets                                $ 197,384  $  85,033   $  (7,500)      $ 274,917    $  (2,483)      $ 272,434
                                                     =========  =========   =========       =========    =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
     Accounts Payable and Other Liabilities:
         Accounts payable                            $   2,213  $   2,048   $      --       $   4,261    $      --       $   4,261
         Deferred incomes taxes                          2,569      3,783          --           6,352           --           6,352
         Taxes payable                                   1,994         --          --           1,994           --           1,994
         Deferred revenues                                  --      2,371          --           2,371       (1,048) d)       1,323
         Due to related party                               --         --          --              --        7,975 e)        7,975
         Accrued expenses and other liabilities          3,985      6,243          --          10,228        3,750 f)       13,978
                                                     ---------  ---------   ---------       ---------    ---------       ---------

           Total Accounts Payable and Other
           Liabilities                                  10,761     14,445          --          25,206       10,677          35,883

     Notes payable                                     133,117     55,468      (7,500) a)     181,085           --         181,085
                                                     ---------  ---------   ---------       ---------    ---------       ---------
         Total Liabilities                             143,878     69,913      (7,500)        206,291       10,677         216,968

STOCKHOLDERS' EQUITY
     Cumulative Redeemable Preferred Stock--Series
     2 Class A                                              30         --          --              30           --              30
     Common Stock, $.01 par value                          252          3          --             255            2  g)         257
     Additional paid-in capital                         49,115     15,000          --          64,115      (13,045) g)      51,070
     Stockholder's/member's advances, net                   --     (2,901)         --          (2,901)       2,901  g)          --
     Retained earnings                                   4,109      3,018          --           7,127       (3,018) g)       4,109
                                                     ---------  ---------   ---------       ---------    ---------       ---------
                                                        53,506     15,120          --          68,626      (13,160)         55,466
                                                     ---------  ---------   ---------       ---------    ---------       ---------
           Total Liabilities and Stockholders'
           Equity                                    $ 197,384  $  85,033   $  (7,500)      $ 274,917    $  (2,483)      $ 272,434
                                                     =========  =========   =========       =========    =========       =========

a) Reflects the elimination of the notes receivable and the notes payable between the companies.
b) Reflects the elimination of certain assets not acquired in the purchase transaction.

       See Accompanying Notes To Condensed Combined Financial Statements.

                     EQUIVEST FINANCE, INC. and SUBSIDIARIES
           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

c) Reflects the adjustment to assets for the allocation of the purchase price based on the fair values of the assets acquired.
d) Reflects the elimination of certain liabilities not assumed in the purchase transaction.
e)    Reflects the assumption of certain other liabilities.
f) Reflects the estimated unpaid cash consideration of the business purchased including legal and accounting costs. Also reflects the elimination of certain liabilities not assumed in the purchase transaction.
g) Reflects the elimination of the pre-purchase equity amounts of the companies acquired in the purchase accounting transaction.

       See Accompanying Notes To Condensed Combined Financial Statements.

                     EQUIVEST FINANCE, INC. and SUBSIDIARIES
           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                     EQUIVEST FINANCE, INC. and SUBSIDIARIES
             Unaudited Pro Forma Condensed Combined Income Statement
                      For the Year ended December 31, 1998
                (Amounts in Thousands Except for Per Share Data)

                                           Historical  Historical  Historical
                                            Equivest    Eastern      Kosmas                                  Pro forma
                                            Finance,    Resorts     Resorts         Interco        Consol.     Acquis.     Pro forma
                                              Inc.      Company    Properties         Elim.        Balances      Adj.        total
                                            -------    --------    ----------      ----------      --------   ----------    -------
Revenue:

    Interest                                $20,399    $  1,831    $    2,390      $   (1,549) a)  $23,071    $       --    $23,071
    Timeshare interval sales                  4,553       8,727        20,653              --       33,933            --     33,933
    Resort operations                         3,646       7,017        14,584              --       25,247            --     25,247
    Other income                              1,039          63           701            (118) b)    1,685            --      1,685
                                            -------    --------    ----------      ----------      -------    ----------    -------
    Total Revenue                            29,637      17,638        38,328          (1,667)      83,936            --     83,936
                                            -------    --------    ----------      ----------      -------    ----------    -------

Costs and Expenses:

    Interest                                  7,458       1,313         4,752          (1,549) a)   11,974         1,400 c)  13,374
    Cost of intervals sold                    1,145       2,095         3,501              --        6,741         1,662 d)   8,403
    Sales and marketing                       2,175       3,706        12,656              --       18,537            --     18,537
    Resort management                         3,270       6,060        11,551              --       20,881            --     20,881
    Depreciation and amortization             2,162          --         2,256              --        4,418          (515) e)  3,903
    Provision for doubtful accounts             791         466         2,886              --        4,143            --      4,143
    General and administrative                4,122       1,313         6,516            (118) b)   11,833          (623) f) 11,210
                                            -------    --------    ----------      ----------      -------    ----------    -------
    Total Costs and Expenses                 21,123      14,953        44,118          (1,667)      78,527         1,924     80,451
                                            -------    --------    ----------      ----------      -------    ----------    -------

Income/(Loss) Before Provision for
  Income Taxes                                8,514       2,685        (5,790)             --        5,409        (1,924)     3,485

Provision for Income Taxes                    3,270       1,070 g)     (1,374) g)          --        2,966        (1,526) g)  1,440
                                            -------    --------    ----------      ----------      -------    ----------    -------

                                            -------    --------    ----------      ----------      -------    ----------    -------
  Net Income/(Loss)                         $ 5,244    $  1,615    $   (4,416)     $       --      $ 2,443    $     (398)   $ 2,045
                                            =======    ========    ==========      ==========      =======    ==========    =======

Earnings per common share:
  Basic                                     $   .20                                                                         $   .06
                                            =======                                                                         =======
  Diluted                                   $   .20                                                                         $   .06
                                            =======                                                                         =======

Weighted avg. number of common shares
outstanding:
  Basic                                  23,010,104                                                            2,594,110  25,604,214
  Diluted                                23,451,243                                                            2,594,110  26,045,353

a) Reflects the elimination of interest income and interest expense among the companies.
b)    Reflects the elimination of fee income and fee expense among the companies
c) Reflects interest expense on bank borrowings of $15 million at 8.75% for the Eastern Resorts transaction and $6.0 million at 8.75% for the Kosmas properties transaction.
d) Increase is from the purchase price of the Kosmas properties allocated to their timeshare inventories and its resulting effect on cost of sales.

       See Accompanying Notes To Condensed Combined Financial Statements.

                     EQUIVEST FINANCE, INC. and SUBSIDIARIES
           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

e) Reflects the amortization of the financing costs associated with the bank borrowings, and the reduction of the amortization of the financing costs associated with the Kosmas properties. Also, reflects amortization of goodwill arising from the Eastern Resorts purchase, and the elimination of goodwill included in the Kosmas financial statements.
f) Reflects the fees paid to affiliates of the Kosmas properties that are eliminated at no additional cost to the company.
g) Reflects the effect of income taxes on (i) the 1998 historical income statement of Eastern, a limited liability company, (ii) the 1998 historical income statement of the Kosmas properties, and (iii) the tax deductible pro forma acquisition adjustments.

       See Accompanying Notes To Condensed Combined Financial Statements.

                     EQUIVEST FINANCE, INC. and SUBSIDIARIES
           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                     EQUIVEST FINANCE, INC. and SUBSIDIARIES
      Notes to Unaudited Pro Forma Condensed Combined Financial Statements

NOTE A: BASIS OF PRESENTATION

On March 26, 1999 Equivest acquired six timeshare vacation resorts and one resort development site from Kosmas Group International, Inc. on March 26, 1999 (collectively, "KGI properties"). Equivest will pay $4 million in cash, less certain adjustments, 490,000 shares of Equivest Common Stock and the assumption of approximately $72 million of notes payable and certain other liabilities. The transaction has been recorded as a purchase.

Also, in 1998, as previously reported in Form 8K filed on September 1, 1998, Equivest acquired all of the outstanding ownership in Eastern Resorts Corporation for approximately $15 million in cash and 3,200,000 shares of Equivest Common Stock. The transaction was recorded as a purchase. The pro forma acquisition adjustments related to the purchase of Eastern are also included in these pro forma financial statements.

NOTE B: PURCHASE PRICE

The purchase price of KGI properties and its allocation to assets acquired and liabilities assumed follows:

      Cash                                                           $ 4,000,000
      490,000 shares of common stock at $4.00 per share                1,960,000
      Other acquisition costs                                            750,000
      Related party liabilities                                        7,975,000
      Notes payable and other liabilities assumed                     67,867,000
                                                                     -----------
                                                                     $82,550,000
                                                                     ===========

NOTE C: AMORTIZATION PERIOD OF GOODWILL

The goodwill that resulted from the acquisition of Eastern is being amortized over a 40 year period.

NOTE D: NOTES PAYABLE

The borrowing to finance the $15 million cash portion of the Eastern purchase price bears interest at LIBOR plus 3%, which amounted to 8.75% at the acquisition date. The borrowing is a bridge loan which matures June 11, 1999.

       See Accompanying Notes To Condensed Combined Financial Statements.

                     EQUIVEST FINANCE, INC. and SUBSIDIARIES
           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Amortization of deferred financing costs related to this loan has been based on the maturity date of the loan.

The borrowing to finance the $4 million cash portion of the purchase price of the resorts and property from Kosmas came from the Company's existing credit facilities, and for purposes of the pro forma, the interest rate used was 8.75%.

There are no financing costs associated with this particular borrowing.

NOTE E: INCOME TAXES

The pro forma total effective tax rate was assumed to be 40%.

       See Accompanying Notes To Condensed Combined Financial Statements.